As filed with the Securities and Exchange Commission on December 9, 2013.

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DYNEGY INC.*

*And the Subsidiary Guarantors listed below

(Exact name of registrant as specified in its charter)

Delaware	4911	20-5653152
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

601 Travis, Suite 1400, Houston, Texas 77002
(713) 507-6400

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Catherine B. Callaway

Executive Vice President, General Counsel and Chief Compliance Officer

Dynegy Inc.

601 Travis, Suite 1400

Houston, Texas 77002

(713) 507-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gregory Pryor

Gary Kashar

David Johansen

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

(212) 819-8200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a
smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
5.875% Senior Notes due 2023	$500,000,000	100%	$500,000,000	$64,400
Guarantees of 5.875% Senior Notes due 2023	(2)	(2)	(2)	(2)

(1)                      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act of 1933, as amended.

(2)                      No separate consideration will be received for the guarantees of the 5.875% Senior Notes due 2023 being registered hereby.  In accordance with Rule 457(n) promulgated under the Securities Act of 1933, as amended, no registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Blue Ridge Generation LLC	Delaware	4911	NA
Black Mountain Cogen, Inc.	Delaware	4911	76-0380695
Casco Bay Energy Company, LLC	Delaware	4911	01-0506520
Dynegy Administrative Services Company	Delaware	4911	76-0593537
Dynegy Coal Holdco, LLC	Delaware	4911	45-2737371
Dynegy Coal Investments Holdings, LLC	Delaware	4911	45-2741147
Dynegy Coal Trading & Transportation, L.L.C.	Delaware	4911	76-0630494
Dynegy Equipment, LLC	Delaware	4911	22-3685722
Dynegy GasCo Holdings, LLC	Delaware	4911	45-2737124
Dynegy Gas Holdco, LLC	Delaware	4911	45-2737239
Dynegy Gas Imports, LLC	Delaware	4911	20-8755896
Dynegy Gas Investments, LLC	Delaware	4911	45-2736929
Dynegy Gas Investments Holdings, LLC	Delaware	4911	45-2737308
Dynegy Global Liquids, Inc.	Delaware	4911	76-0514232
Dynegy Kendall Energy, LLC	Delaware	4911	22-3628696
Dynegy Marketing and Trade, LLC	Delaware	4911	26-3737827
Dynegy Midwest Generation, LLC	Delaware	4911	45-2737533
Dynegy Morro Bay, LLC	Delaware	4911	77-0486184
Dynegy Moss Landing, LLC	Delaware	4911	77-0486186
Dynegy Oakland, LLC	Delaware	4911	77-0486187
Dynegy Operating Company	Texas	4911	74-1670543
Dynegy Power, LLC	Delaware	4911	38-2875546
Dynegy Power Generation Inc.	Delaware	4911	20-4063728
Dynegy Power Marketing, LLC	Texas	4911	76-0425964
Dynegy South Bay, LLC	Delaware	4911	33-0833237
Havana Dock Enterprises, LLC	Delaware	4911	NA
Illinova Corporation	Illinois	4911	37-1319890
Ontelaunee Power Operating Company, LLC	Delaware	4911	87-0750537
Sithe Energies, Inc.	Delaware	4911	13-3554926
Sithe/Independence LLC	Delaware	4911	13-3555904
Sithe/Independence Power Partners, L.P.	Delaware	4911	33-0468704
Dynegy Energy Services, LLC	Delaware	4911	90-0924805

*                                         The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o Dynegy Inc. 601 Travis, Suite 1400, Houston, Texas 77002, Telephone (713) 507-6400.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated December 9, 2013

Prospectus

Dynegy Inc.

Offer to Exchange

Up to $500,000,000 5.875% Senior Notes due 2023 and the related subsidiary guarantees which have been registered  under the Securities Act of 1933, as amended for

any and all of its

5.875% Senior Notes due 2023 and related subsidiary guarantees

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, up to $500,000,000 in aggregate principal amount of our new 5.875% Senior Notes due 2023 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding 5.875% Senior Notes due 2023 (the “Old Notes,” and together with the Exchange Notes, the “Notes”).

The Exchange Offer

•                  We hereby offer to exchange all Old Notes that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes which we have registered under the Securities Act.

•                  The exchange offer will expire at 5:00 p.m., New York City time, on          , 20     (the “Expiration Date”), unless extended by us.

•                  You may withdraw tenders of Old Notes at any time prior to the expiration or termination of the exchange offer.

•                  The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the Old Notes do not apply to the Exchange Notes.

•                  The exchange of Old Notes for Exchange Notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion in the section entitled “Material Federal Income Tax Considerations” for more information.

•                  Old Notes that are not exchanged will remain outstanding, but will not have further registration rights.

•                  We will not receive any proceeds from the exchange offer.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  See “Plan of Distribution.”

See “Risk Factors” beginning on page 10 of this prospectus for a discussion of risks you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 20  .

ABOUT THIS PROSPECTUS

In this prospectus, unless the context requires otherwise, references to “Dynegy,” the “Company,” the “Issuer,” “we,” “our” and “us” and similar terms refer to Dynegy Inc. and its consolidated subsidiaries, and references to the “Subsidiary Guarantors” refer to each of our current and future wholly-owned domestic subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement (as defined herein).

We have not authorized anyone to provide you with information other than that contained in this prospectus.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We are offering the exchange offer only in jurisdictions where such offers are permitted.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such information as specified in this prospectus, if different.

This prospectus incorporates by reference important business and financial information about us from documents filed with the SEC that have not been included herein or delivered herewith.  This information is available without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement, of which this prospectus forms a part, may be obtained from the SEC on the payment of the fees prescribed by the SEC.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.  This information is also available without charge at the website that the SEC maintains at www.sec.gov.  In addition, you may request copies of the documents incorporated by reference in this prospectus from us, without charge, by written or oral request directed to Dynegy Inc.,

i

Attention: Investor Relations Department, 601 Travis, Suite 1400, Houston, Texas 77002, telephone (713) 507-6400, or on the “Investor Relations” section of our website at www.dynegy.com.  The information contained on or that can be accessed through our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your decision to exchange your Old Notes for Exchange Notes. To obtain timely delivery of documents or information, we must receive your request no later than five business days before the Expiration Date.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement (as defined herein)) is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, they will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

We have not provided guaranteed delivery provisions in connection with the exchange offer.  You must tender your Old Notes in accordance with the procedures set forth herein.

CERTAIN DEFINED TERMS

Unless otherwise specified or the context requires otherwise, in this prospectus:

•                  “AER” refers to Ameren Energy Resources Company, LLC (or, following a pre-closing reorganization completed by Ameren Corporation (“Ameren”) a successor thereto (“New AER”));

•                  “AER Acquisition” refers to the transaction completed on December 2, 2013, pursuant to that certain definitive agreement by and between Ameren and Illinois Power Holdings, LLC, a wholly-owned subsidiary of Dynegy (“IPH”), pursuant to which we acquired New AER and its subsidiaries, Ameren Energy Generating Company (“Genco”), Ameren Energy Fuels and Services Company, New AERG, LLC (successor to Ameren Energy Resources Generating Company) (“AERG”) and Ameren Energy Marketing Company (“AEM”) from Ameren (such entities, collectively, the “AER Entities”);

•                  “Credit Agreement” refers to the $1.775 billion senior secured credit facility, entered into on April 23, 2013, comprised of (i) a $500 million seven-year senior secured term loan B facility (the “B-1 Term Loan”), (ii) an $800 million seven-year senior secured term loan B facility (the “B-2 Term Loan” and, together with the B-1 Term Loan, the “Term Facilities”) and (iii) a $475 million five-year senior secured revolving credit facility (the “Revolving Facility”);

•                  “DH” refers to Dynegy Holdings, LLC;

•                  “DNE Debtor Entities Joint Plan of Liquidation” refers to the Chapter 11 Joint Plan of Liquidation filed on December 14, 2012 among Dynegy Northeast Generation, Inc. (“DNE”), Hudson Power, L.L.C., Danskammer, and Dynegy Roseton, L.L.C.;

•                  “IPCB” refers to the Illinois Pollution Control Board;

•                  “Legacy Dynegy” refers to Dynegy (as defined herein) for the periods prior to the Merger; and

•                  “Merger” refers to the merger, completed on September 30, 2012, of DH with and into Dynegy, with Dynegy as the surviving legal entity and DH as the surviving entity for financial reporting purposes.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus which are not statements of historical fact constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements included or incorporated by reference into this prospectus, other than statements of historical fact, that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements.  These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning.  In particular, these include, but are not limited to, statements relating to the following:

•                  anticipated benefits and expected synergies resulting from the AER Acquisition and beliefs associated with the integration of operations;

•                  beliefs and assumptions relating to our liquidity, available borrowing capacity and capital resources, generally including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties;

•                  lack of comparable financial data due to the application of fresh-start accounting;

•                  limitations on our ability to utilize previously incurred federal net operating losses or alternative minimum tax credits;

•                  expectations regarding our compliance with the Credit Agreement, including collateral demands, interest expense, any applicable financial ratios and other payments;

•                  the timing and anticipated benefits to be achieved through our company-wide savings improvement programs, including our PRIDE initiative;

•                  efforts to identify opportunities to reduce congestion and improve busbar power prices;

•                  expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts and other laws and regulations to which we are, or could become, subject;

•                  beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term;

•                  sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof;

•                  beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the timing of a recovery in natural gas prices, if any;

•                  the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility;

•                  beliefs and assumptions regarding approval by the California Public Utility Commission of the Southern California Edison 2016 transaction for Moss Landing Units 6 & 7;

•                  ability to mitigate impacts associated with expiring reliability must run and/or capacity contracts;

•                  beliefs and assumptions about weather and general economic conditions;

•                  projected operating or financial results, including anticipated cash flows from operations, revenues and profitability;

•                  our focus on safety and our ability to efficiently operate our assets so as to capture revenue generating opportunities and operating margins;

•                  beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay and Vermilion facilities;

•                  timing of the retirement of the Morro Bay facility and anticipated opportunities for redevelopment;

•                  beliefs about the outcome of legal, administrative, legislative and regulatory matters, including the impact of final rules regarding derivatives to be issued by the U.S Commodity Futures Trading Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

•                  expectations regarding performance standards and estimates regarding capital and maintenance expenditures; and

•                  other factors identified in this prospectus.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus.  Many of these factors are beyond our ability to control or predict.  Other than as required by law, we undertake no obligation to update any forward-looking statements included or incorporated by reference in this prospectus in order to reflect any event or circumstance occurring after the date of this prospectus, currently unknown facts or conditions or the occurrence of unanticipated events.  Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward looking statements.  Factors that could cause or contribute to such differences are discussed in the sections entitled “Risk Factors” in this prospectus.

v

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus.  We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the Expiration Date, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•                  our Definitive Proxy Statement on Schedule 14A;

•                  our Definitive Additional Materials on Schedule 14A;

•                  “Annex A: Financial Statements Relating to AER” included in our registration statement on Form S-3ASR;

•                  our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2013, for the quarterly period ended June 30, 2013 and for the quarterly period ended September 30, 2013; and

•                  our Current Reports on Form 8-K filed October 4, 2012, January 7, 2013, January 16, 2013, January 22, 2013, February 12, 2013, March 15, 2013, March 19, 2013, March 22, 2013, April 24, 2013, May 21, 2013, May 22, 2013, August 1, 2013, November 7, 2013, November 19, 2013, and December 4, 2013 (to the extent such reports are filed).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Dynegy Inc., Attention: Investor Relations Department, 601 Travis, Suite 1400, Houston, Texas 77002, telephone (713) 507-6400, on the “Investor Relations” section of our website at www.dynegy.com or from the SEC through the SEC’s website at the web address provided in the section entitled “Where You Can Find More Information.”  Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus and therefore is not complete and does not contain all the information that you should consider before tendering Old Notes for exchange. You should read this entire prospectus carefully, including the documents incorporated by reference herein, which are described in the section entitled “Incorporation by Reference.”  You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Our Business

We began operations in 1984 and became incorporated in the State of Delaware in 2007.  We are a holding company and conduct substantially all of our business operations through our subsidiaries.  Our primary business is the production and sale of electric energy, capacity and ancillary services from our fleet of seventeen operating power plants in six states totaling approximately 13,960 megawatts of generating capacity, which excludes the 1,700 megawatts of generating capacity of our former DNE generation facilities that were deconsolidated effective October 1, 2012, and have been sold.

We sell electric energy, capacity and ancillary services on a wholesale basis from our power generation facilities.  Wholesale electricity customers will, for reliability reasons and to meet regulatory requirements, contract for rights to capacity from generating units.  Ancillary services are the products of a power generation facility that support the transmission grid operation, follow real-time changes in load and provide emergency reserves for major changes to the balance of generation and load.  We sell these products individually or in combination to our customers under short-, medium- and long-term agreements.

We do business with a wide range of customers, including: regional transmission organizations and independent system operators, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, industrial customers, power marketers, financial participants such as banks and hedge funds, other power generators and commercial end-users.  The majority of our products are sold on a wholesale basis for various lengths of time, from hourly to multi-year transactions.  Some of our customers, such as municipalities or integrated utilities, purchase our products for resale in order to serve their retail, commercial and industrial customers.  Other customers, such as some power marketers, may buy from us to serve their own wholesale or retail customers or as a hedge against power sales they have made. In addition, we serve residential, municipal, commercial and industrial customers through our Homefield Energy retail business in Illinois.

Our Corporate Information

Our principal executive offices are located at 601 Travis, Suite 1400, Houston, Texas 77002.  Our telephone number is (713) 507-6400 and we have a website accessible at www.dynegy.com.  The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SUMMARIZES THE MATERIAL TERMS OF THE EXCHANGE OFFER. WE REFER YOU TO THE SECTION ENTITLED “THE EXCHANGE OFFER” IN THIS PROSPECTUS FOR A MORE DETAILED DESCRIPTION OF THE TERMS OF THE EXCHANGE OFFER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE DECIDING TO EXCHANGE YOUR OLD NOTES FOR EXCHANGE NOTES.

Old Notes	5.875% Senior Notes due 2023, issued on May 20, 2013.

Exchange Notes

5.875% Senior Notes due 2023, the issuance of which has been registered under the Securities Act. The form and terms of the Exchange Notes are identical in all material respects to those of the Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the Exchange Notes.

Exchange Offer

We are offering to issue up to $500 million aggregate principal amount of the Exchange Notes in exchange for a like principal amount of the Old Notes to satisfy our obligations under the registration rights agreement, dated as of May 20, 2013, among Dynegy, the guarantors party thereto and Morgan Stanley and Credit Suisse, as representatives of certain initial purchasers (the “Registration Rights Agreement”), that was executed when the Old Notes were issued in a transaction conducted in reliance upon the exemptions from registration provided by Rule 144A and Regulation S promulgated under the Securities Act.

Expiration Date	The exchange offer will expire on the Expiration Date, unless extended in our sole and absolute discretion.

Tenders	By tendering your Old Notes, you represent to us that, at the time of the consummation of the exchange offer:

• any Exchange Notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•                  neither you nor anyone receiving Exchange Notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes in violation of the Securities Act;

•                  you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours or any Subsidiary Guarantor, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

• if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes, as defined in the Securities Act;

•                  if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the Exchange Notes you receive; and

• you have the full power and authority to transfer the Old Notes in exchange for the Exchange Notes and we will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

Withdrawal; Non-Acceptance

You may withdraw any Old Notes tendered in the exchange offer at any time prior to the Expiration Date. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the Old Notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted Old Notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered Old Notes, see the sections entitled “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and the “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including the following:

• the exchange offer does not violate applicable law or any applicable interpretations of the staff of the SEC;

• the Old Notes are validly tendered in accordance with the exchange offer;

• no action or proceeding would impair our ability to proceed with the exchange offer; and

• any governmental approval has been obtained that we believe, in our sole discretion, is necessary for the completion of the exchange offer as outlined in this prospectus.

Procedures for Tendering the Old Notes	You must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•                  tender your Old Notes by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at one of the addresses listed below in the section entitled “The Exchange Offer—Exchange Agent;” or

•                  tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Old Notes in the exchange offer, Wilmington Trust, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent’s account at DTC prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below in the section entitled “The Exchange Offer—Book-Entry Transfers.”

We have not provided guaranteed delivery provisions in connection with the exchange offer. You must tender your Old Notes in accordance with the procedures set forth in the section entitled “The Exchange Offer—Procedures for Tendering Old Notes.”

Special Procedures for Beneficial Owners

If you are a beneficial owner whose Old Notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

Material Federal Income Tax Considerations

The exchange of the Old Notes for Exchange Notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion in the section entitled “Material Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Regulatory Requirements

Following the effectiveness of the registration statement covering the exchange offer by the SEC, no material federal or state regulatory requirement must be complied with in connection with the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent

Wilmington Trust, National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below in the section entitled “The Exchange Offer—Exchange Agent.”

Resales

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the Exchange Notes if:

• you are our “affiliate,” as defined in Rule 405 under the Securities Act;

• you are not acquiring the Exchange Notes in the exchange offer in the ordinary course of your business;

•                  you are engaged in or intend to engage in, or have an arrangement or understanding with any person to participate in, the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the exchange offer; or

If any of the statements above are not true, you cannot rely on the position of the SEC staff described above and you must, therefore, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes, unless an exemption from these requirements is available to you. If you transfer any Exchange Notes without delivering a prospectus that meets the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from those requirements, you may incur liability under the Securities Act. We will not assume or indemnify you against that liability. In addition, the SEC has not considered the exchange offer in the context of its interpretive letters and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

Broker-Dealer

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of not Exchanging Old Notes	If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer. In general, you may offer or sell your Old Notes only:

• if they are registered under the Securities Act and applicable state securities laws;

• if they are offered and sold under an exemption from registration under the Securities Act and applicable state securities laws; or

• if they are offered and sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not intend to register the Old Notes under the Securities Act, and holders of Old Notes that do not exchange Old Notes for Exchange Notes in the exchange offer will no longer have registration rights with respect to the Old Notes except in the limited circumstances provided in the Registration Rights Agreement. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see the sections entitled “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Description of the Exchange Notes— Principal, Maturity and Interest.”

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The terms of the Exchange Notes and those of the outstanding Old Notes are substantially identical, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the Exchange Notes.  For a more detailed description of the Exchange Notes, see the section entitled “Description of the Exchange Notes.”

Issuer	Dynegy Inc.

Securities Offered	Up to $500 million aggregate principal amount of 5.875% Senior Notes due 2023.

Maturity Date	June 1, 2023.

Interest Payment Dates

June 1 and December 1 of each year. The Exchange Notes will accrue interest from and including the last interest payment date on which interest has been paid on the Old Notes and, if no interest has been paid, the Exchange Notes will accrue interest since the issue date of the Old Notes.

Guarantees

The notes will be jointly and severally guaranteed by each of our current and future wholly-owned domestic subsidiaries that from time to time is a borrower or guarantor under our Credit Agreement. See “Description of the Exchange Notes—Subsidiary Guarantees.”

Ranking	The Exchange Notes and the related guarantees will be:

• our and the Subsidiary Guarantors’ general unsecured senior obligations;

• pari passu in right of payment with all of our and the Subsidiary Guarantors’ existing and future senior indebtedness;

• senior in right of payment to any of our and the Subsidiary Guarantors’ subordinated indebtedness;

•                  effectively subordinated to our and the Subsidiary Guarantors’ secured indebtedness (including indebtedness under our Credit Agreement), in each case to the extent of the value of the collateral securing such indebtedness; and

• structurally subordinated to all indebtedness of our nonguarantor subsidiaries to third parties.

As of September 30, 2013, we had total indebtedness of $1.298 billion, consisting of (i) $500 million of unsecured indebtedness and (ii) $798 million of secured indebtedness. None of our subsidiaries, both guarantor and non-guarantor subsidiaries, had any indebtedness outstanding to third parties. In addition, as of December 5, 2013, there were approximately $178.7 million in letters of credit issued under our Revolving Facility.

Form and Denomination	The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

We may redeem any of the Notes beginning on June 1, 2018, at the redemption prices set forth in this prospectus. We may also redeem any of the Notes at any time prior to June 1, 2018, at a price equal to 100% of the aggregate principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any, to but excluding the redemption date. Prior to June 1, 2016, we may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings, at a price equal to 105.875% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. See “Description of the Exchange Notes—Optional Redemption.”

Change of Control

Upon the occurrence of a change of control, we will be required to offer to purchase each holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of purchase. For more details, see the section entitled “Description of the Exchange Notes—Change of Control.”

Certain Covenants	The indenture, dated May 20, 2013 (the “Indenture”) governing the Exchange Notes will, among other things, limit our ability and the ability of the Subsidiary Guarantors to:

• create liens upon any principal property to secure debt for borrowed money; and

• consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to a number of exceptions. See “Description of the Exchange Notes.”

No Public Trading Market

The Exchange Notes are a new issue of securities, and there is currently no established trading market for the Exchange Notes. We do not intend to list the Exchange Notes offered hereby on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. We cannot assure you that an active trading market for the Exchange Notes will develop.

Risk Factors	Tendering your Old Notes in the exchange offer involves risks. You should carefully consider the information in the section entitled “Risk Factors” in this prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected financial information presented below as of and for the years ended December 31, 2008, 2009, 2010 and 2011, the period from January 1 through October 1, 2012 and the period from October 2 through December 31, 2012, was derived from, and is qualified by reference to, our audited consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus.  The selected financial information as of September 30, 2013 and for the nine months ended September 30, 2012 and 2013 was derived from, and is qualified by reference to, our unaudited condensed consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus.

This information is only a summary.  You should read the data set forth in the table below in conjunction with the section entitled “Selected Financial Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, which are incorporated by reference in this prospectus.

As described in Note 1—Organization and Operations to our consolidated financial statements incorporated by reference in this prospectus, Legacy Dynegy merged with DH on September 30, 2012.  The accounting treatment of the Merger was reflected as a recapitalization of DH and, similar to a reverse merger, DH was the surviving accounting entity for financial reporting purposes.  Therefore, our historical results for periods prior to the Merger are the same as DH’s historical results.

As a result of the application of fresh-start accounting as of the October 1, 2012, the financial statements on or prior to October 1, 2012 are not comparable with the financial statements after October 1, 2012.  References to “Successor” refer to Dynegy after October 1, 2012, after giving effect to the application of fresh-start accounting.  References to “Predecessor” refer to Dynegy on or prior to October 1, 2012.  Additionally, on October 1, 2012, the DNE Debtor Entities did not emerge from bankruptcy; therefore, we deconsolidated our investment in these entities as of October 1, 2012.  Accordingly, the results of operations of the DNE Debtor Entities are presented in discontinued operations for all periods presented.

	Predecessor						Successor
	Year Ended December 31,				Nine Months Ended September	January 1 Through October 1,	October 2 Through December	Nine Months Ended September
(amounts in millions)	2008	2009	2010	2011(1)	30, 2012(2) (3)	2012(2)(4)	31, 2012	30, 2013
					(unaudited)			(unaudited)
Statement of Operations Data:
Revenues	$3,016	$2,195	$2,059	$1,333	$981	$981	$312	$1,065
Depreciation expense	(332)	(327)	(397)	(295)	(110)	(110)	(45)	(156)
Goodwill impairment	—	(433)	—	—	—	—	—	—
Impairment and other charges, exclusive of goodwill impairment shown separately above	—	(326)	(146)	(5)	—	—	—	—
General and administrative expense	(157)	(159)	(158)	(102)	(66)	(56)	(22)	(69)
Operating income (loss)	717	(632)	(32)	(189)	(7)	5	(104)	(211)
Bankruptcy reorganization items, net	—	—	—	(52)	147	1,037	(3)	(2)
Interest expense and debt extinguishment costs(5)	(427)	(461)	(363)	(369)	(120)	(120)	(16)	(82)
Income tax (expense) benefit	(124)	235	194	144	9	9	—	20
Income (loss) from continuing operations	203	(920)	(259)	(431)	(772)	130	(113)	(268)
Income (loss) from discontinued operations, net of taxes(6)	2	(348)	17	(509)	(420)	(162)	6	3
Net income (loss)	$205	$(1,268)	$(242)	$(940)	$(1,192)	$(32)	$(107)	$(265)
Cash Flow Data:
Net cash provided by (used in) operating activities	$319	$152	$423	$(1)	$(37)	$(37)	$(44)	$132
Net cash provided by (used in) investing activities	(87)	790	(520)	(229)	300	278	265	271
Net cash provided by (used in) financing activities	146	(1,193)	(69)	375	16	(184)	(328)	(162)
Capital expenditures, acquisitions and investments	(626)	(596)	(517)	(21)	(63)	193	(46)	(67)

	Predecessor				Successor
	December 31,				December	September
(amounts in millions)	2008	2009	2010	2011(1)	31, 2012	30, 2013
						(unaudited)
Balance Sheet Data:
Current assets	$2,780	$1,988	$2,180	$3,569	$1,043	$978
Current liabilities	1,681	1,848	1,562	3,051	347	321
Property, plant and equipment, net	8,934	7,117	6,273	2,821	3,022	2,969
Total assets	14,174	10,903	9,949	8,311	4,535	4,150
Notes payable and current portion of long-term debt	64	807	148	7	29	7
Long-term debt (excluding current portion)(7)	6,072	4,775	4,626	1,069	1,386	1,287
Capital leases not already included in long-term debt	4	4	—	—	—	—
Total stockholders’/member’s equity	4,583	3,003	2,719	32	2,503	2,288

(1)         We completed the DMG Transfer effective September 1, 2011; therefore, the results of our coal segment are only included through August 31, 2011, and are excluded from our balance sheet for the period ended December 31, 2011. See Note 6—Dispositions and Discontinued Operations to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion.

(2)        We completed the DMG Acquisition effective June 5, 2012; therefore, the results of our Coal segment are only included subsequent to June 5, 2012. See Note 4—Merger and Acquisition to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion.

(3)         The results of operations for the nine months ended September 30, 2012, excludes the effects of plan and impacts of fresh-start accounting related to the DH bankruptcy.  See “Consolidated Summary Financial Information” in the 10-Q for the period ended September 30, 2013, incorporated by reference in this prospectus.

(4)         The results of operations for the period January 1, 2012, through October 1, 2012, includes the effects of plan and impacts of fresh-start accounting related to the DH bankruptcy.  See “Selected Financial Data” in the 10-K for the period ended December 31, 2012, incorporated by reference in this prospectus.

(5)         Includes $46 million and $21 million of debt extinguishment costs for the year ended December 31, 2009 and 2011, respectively.

(6)         Discontinued operations include the results of operations from the following businesses:

•                  The DNE Debtor Entities (please read Note 6—Dispositions and Discontinued Operations to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion);

•                  The Arlington Valley and Griffith power generation facilities (sold fourth quarter 2009);

•                  Bluegrass power generating facility (sold fourth quarter 2009);

•                  Heard County power generating facility (sold second quarter 2009);

•                  Calcasieu power generating facility (sold first quarter 2008); and

•                  Dynegy Midstream Services L.P., our former midstream business (sold fourth quarter 2005).

(7)         As a result of the DH Chapter 11 Cases, we reclassified approximately $3.6 billion in long-term debt to liabilities subject to compromise as of December 31, 2011. These liabilities were settled upon our emergence from bankruptcy on October 1, 2012. See Note 3—Emergence from Bankruptcy and Fresh-Start Accounting and Note 17—Liabilities Subject to Compromise to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion.

RISK FACTORS

An investment in the Notes involves risk.  You should carefully consider the following factors, together with the risks and uncertainties discussed in the section entitled “Cautionary Note Regarding Forward Looking Statements” and the other information incorporated by reference in this prospectus, including the information included in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, in our Quarterly Report on Form 10-Q for the period ended March 31, 2013, in our Quarterly Report on Form 10-Q for the period ended June 30, 2013, and in our Quarterly Report on Form 10-Q for the period ended September 30, 2013.  Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in this prospectus will not occur.  If they do, our business, financial condition or results of operations could be materially and adversely affected.  In such case, the trading price of our securities, including the Notes, could decline, and you might lose all or part of your investment.

Risks Related to the Exchange Offer and Holding the Exchange Notes

Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes.  The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.  In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements.  We do not plan to register the Old Notes under the Securities Act.  In addition, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of outstanding notes.  As Old Notes are tendered and accepted in the exchange offer, the principal amount of remaining Old Notes will decrease.  This decrease could reduce the liquidity of the trading market for the Old Notes.  We cannot assure you of the liquidity, or even the continuation, of the trading market for the Old Notes following the exchange offer.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•                  certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent’s account at DTC, New York, New York as depository, including an agent’s message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

•                  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message in lieu of the letter of transmittal; and

•                  any other documents required by the letter of transmittal.

Therefore, holders of Old Notes who would like to tender Old Notes in exchange for Exchange Notes should be sure to allow enough time for the Old Notes to be delivered on time.  We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange.  Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate.  See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Some holders who exchange their Old Notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

The Exchange Notes and the guarantees will be unsecured and effectively subordinated to our existing secured indebtedness and any future secured indebtedness.

The Exchange Notes and the guarantees will be general unsecured senior obligations and will be effectively subordinated to all of our existing and future secured debt and that of each Subsidiary Guarantor, including obligations under the Credit Agreement, to the extent of the value of the collateral securing such debt.

If we or a Subsidiary Guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, any of our secured debt or that of a Subsidiary Guarantor will be entitled to be paid in full from our assets or the assets of the Subsidiary Guarantor, as applicable, securing that debt before any payment may be made with respect to the Notes or the affected guarantees.  Holders of the Notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that does not rank junior to the Notes, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor.  In any of the foregoing events, there may not be sufficient assets to pay amounts due on the Notes.  As a result, holders of the Notes would likely receive less, on a ratable basis, than holders of secured indebtedness. See “Summary Description of the Exchange Notes—Ranking.”

We may be unable to purchase the Exchange Notes upon a change of control.

Upon the occurrence of a change of control, you will have the right to require us to repurchase your Exchange Notes at a purchase price in cash equal to 101% of the principal amount of your Exchange Notes plus accrued and unpaid interest, if any, to but excluding the date of purchase.  The Credit Agreement contains, and any future credit agreement or other agreements relating to indebtedness to which we become a party may contain, prohibitions of certain events, including events that would constitute a change of control.  The exercise by the holders of Exchange Notes of their right to require us to repurchase the Notes upon a change of control could cause a default under these other agreements, even if the change of control itself is not due to the financial effect of such repurchases on us or otherwise.  In the event a change of control occurs at a time when we are prohibited from purchasing Exchange Notes, we could seek the consent of the applicable lenders to the purchase of Exchange Notes or could attempt to refinance the indebtedness that contains such prohibitions.  If we do not obtain a consent or repay that indebtedness, we will remain prohibited from purchasing Exchange Notes.  Our failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the Indenture governing the Exchange Notes which, in turn, would constitute a default under the Credit Agreement and the documents governing our other indebtedness.  In addition, we may not have sufficient financial resources to satisfy all of our obligations under the Exchange Notes and our other indebtedness.  Finally, the change of control feature of the Exchange Notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction.  See “Description of the Exchange Notes—Change of Control.”

If an active trading market does not develop for the Exchange Notes you may not be able to resell them.

The Exchange Notes are a new issue of securities and there is no established trading market for the Exchange Notes.  We cannot assure you that an active trading market will develop for the Exchange Notes.  If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all.  Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.  We do not intend to apply for listing the Exchange Notes on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system.  Historically, the market for non-investment grade debt has been subjected to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes offered hereby.  The market for the Exchange Notes, if any, may be subject to similar disruptions.  Any such disruptions may adversely affect the value of your Exchange Notes.

Risks Related to the Notes

Our indebtedness could adversely affect our financial health, limit our ability to compete and prevent us from fulfilling our obligations under the Notes.

As of September 30, 2013, we had $1.298 billion of indebtedness.  In addition, as of December 5, 2013, we had approximately $178.7 million in letters of credit outstanding under our Revolving Facility.  Our indebtedness could have important consequences. For example, it may:

•                  make it more difficult for us to satisfy our financial obligations, including those relating to the Notes;

•                  limit our ability to enter into long-term revenue contracts that require credit support;

•                  limit our ability to plan for or respond to, and increasing our vulnerability to, changing business, governmental regulation and economic conditions and to withstand competitive pressures, general economic and industry conditions or a downturn in our business;

•                  require a substantial portion of our cash flow from operations to be used for debt payments and reduce our ability to use cash flow to fund working capital, capital expenditures and other general corporate purposes;

•                  place us at a competitive disadvantage relative to companies that have less indebtedness;

•                  limit our ability to obtain financing in the future for working capital, capital expenditures, acquisitions or other purposes on acceptable terms, on a timely basis or at all; and

•                  cause a decline in our credit ratings.

Further, if gas, power, and capacity prices, where applicable, do not improve, our ability to service our debt obligations will be adversely affected and may require significant operational and balance sheet restructurings.

We and our subsidiaries may be able to incur additional indebtedness in the future. The terms of the Indenture and the agreements governing our other indebtedness, including the Credit Agreement, do not fully prohibit us or our subsidiaries from doing so.  Additionally, in certain cases, we are permitted to incur other indebtedness which would be effectively senior to the Notes. If new debt is added to current debt levels, the related risks could intensify.

The Credit Agreement contains, and agreements we enter into in the future may contain, covenants that significantly restrict our operations.

The Credit Agreement contains covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business, including restricting our ability to finance future operations and capital needs and limiting our ability to engage in other business activities. These covenants will place restrictions on our ability and the ability of our operating subsidiaries to, among other things:

•                  incur additional debt or issue some types of preferred shares;

•                  declare or pay dividends, repurchase or redeem stock or make other distributions to stockholders;

•                  create liens;

•                  make certain restricted investments;

•                  enter into transactions with affiliates;

•                  enter into any agreements which limit the ability of certain subsidiaries to make dividends or otherwise transfer cash or assets to us or certain other subsidiaries;

•                  sell or transfer assets; and

•                  consolidate or merge.

In addition, the Credit Agreement contains financial covenants, if we have utilized 25% or more of our Revolving Facility, that specify maximum thresholds for our senior secured leverage ratio (as defined in the Credit Agreement).  These restrictions may also limit our ability to obtain future financings, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities.  We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under the Credit Agreement impose on us.  Agreements we enter into in the future may also have covenants that restrict our operations.

A breach of any covenant in the Indenture governing the notes, the Credit Agreement or the agreements governing our other indebtedness would result in a default under that agreement after any applicable grace periods. A default, if not waived, could result in acceleration of the debt outstanding under such agreement and in a default with respect to, and acceleration of, the debt outstanding under any other debt agreements. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to make all of the required payments or borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. See “Description of the Exchange Notes—Events of Default and Remedies.”

The Indenture governing the Notes will not contain financial covenants or meaningful restrictions on us or our subsidiaries.

Neither we nor any of our subsidiaries will be restricted from incurring additional debt or other liabilities under the Indenture. We may from time to time incur additional debt and other liabilities.  The Indenture will not require us to achieve or maintain any minimum financial results relating to our financial condition or results of operations.  In addition, we will not be restricted from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock under the Indenture.

To service our indebtedness, we will require a significant amount of cash.  Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the Notes and the Credit Agreement, and to fund planned capital expenditures and other strategic investments will depend on our ability to generate cash in the future.  This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.  We may not generate sufficient cash flow from operations and we cannot assure you that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.  If we cannot make scheduled payments on our indebtedness, we will be in default and the holders of the Notes could declare all outstanding principal and interest to be due and payable, the lenders under the Credit Agreement could terminate their commitments to loan money, the lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation.  All of these events could result in your losing your investment in the Notes.

Our ability to refinance the Credit Agreement, the Notes and any other future indebtedness depends on many factors beyond our control.

We may need to refinance all or a portion of our indebtedness on or before maturity.  Our ability to refinance the Credit Agreement, the Notes, and any other future indebtedness will depend on the condition of the capital markets and our financial condition at such time and could be limited by restrictive covenants in our existing and future debt agreements.  We cannot provide assurances that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.  If refinancing is not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the Notes and our other indebtedness.

Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate, or reorganize.

The Notes will be jointly and severally guaranteed by each of our current and future wholly-owned domestic subsidiaries that from time to time is a borrower or guarantor under our Credit Agreement.  Not all of

Dynegy’s subsidiaries guarantee the Notes.  See “Description of the Exchange Notes—Subsidiary Guarantees.”  Accordingly, claims of holders of the Notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us or a guarantor of the Notes.  The Indenture will not limit the ability of these subsidiaries to incur certain additional debt or other liabilities.  In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

Dynegy’s indirect, wholly-owned subsidiary, IPH, acquired the AER Entities on December 2, 2013. The AER Entities will not guarantee the Notes. As of September 30, 2013, AER and its subsidiaries had $2.425 billion of indebtedness and other liabilities, and $3.019 billion of total assets.  As noted in the unaudited pro forma condensed consolidated financial information, the majority of these liabilities will be eliminated or settled prior to the acquisition of New AER.  In addition, AER and its subsidiaries had $997 million of operating revenues for the nine months ended September 30, 2013.

A court could cancel the guarantees of the Notes by our subsidiaries under fraudulent transfer law.

Each of our current and future wholly-owned domestic restricted subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement will guarantee the Notes.  Although the guarantees provide you with a direct claim against the assets of the Subsidiary Guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, in certain circumstances a court could cancel a guarantee and order the return of any payments made thereunder to the Subsidiary Guarantor or to a fund for the benefit of its creditors.

A court might take these actions if it found, among other things, that when the Subsidiary Guarantor incurred the debt evidenced by its guarantee, including when the Subsidiary Guarantor entered into its guarantee of the Credit Agreement (i) it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (ii) any one of the following conditions was satisfied:

•                  the Subsidiary Guarantor was insolvent or was rendered insolvent by reason of the incurrence;

•                  the Subsidiary Guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•                  the Subsidiary Guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

In applying the above factors, a court would likely find that a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the issuance of the Notes or borrowing under the Credit Agreement.  The determination of whether a Subsidiary Guarantor was or was rendered “insolvent” when it entered into its guarantee will vary depending on the law of the jurisdiction being applied.  Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than the fair market value of its assets, if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, including contingent or unliquidated debts, as they become absolute and matured or if it is unable to pay its debts.

If a court cancelled a Subsidiary Guarantor’s guarantee, you would no longer have a claim against that Subsidiary Guarantor or its assets.  Our assets and the assets of the remaining Subsidiary Guarantors may not be sufficient to pay amounts then due under the Notes.

The Notes will be guaranteed by each of our wholly-owned domestic subsidiaries that is a borrower or guarantees the Credit Agreement or any indebtedness that refinances the Credit Agreement.  If such a subsidiary is released from its guarantee of the Credit Agreement or such other indebtedness, it will automatically be released from its guarantee of the Notes.

The Notes will be guaranteed by each of our wholly-owned domestic subsidiaries that is a borrower or guarantees the Credit Agreement or any indebtedness that refinances the Credit Agreement.  If such a subsidiary is released from its guarantee of the Credit Agreement or such other indebtedness, it will automatically be released from its guarantee of the Notes without the consent of the holders of the Notes.  The Credit Agreement provides that a subsidiary guarantee may be released under certain circumstances.  For example, our Credit Agreement: (i) permits our Subsidiary Guarantors to enter into certain permitted transactions as a result of which such Subsidiary Guarantor ceases to be a subsidiary and (ii) allow us to designate any of our subsidiaries as an unrestricted subsidiary or excluded project subsidiary so long as certain conditions are satisfied, the effect of which, in each case, would be to release such subsidiary from its guarantee obligations or to not require a guarantee from such subsidiary.  See “Description of the Exchange Notes—Subsidiary Guarantees.”

Changes in the public debt ratings of the Notes may materially and adversely alter the cost and the terms and conditions of our future financings and the value and liquidity of the Notes.

The Notes will be, and any of our future debt instruments may be, publicly rated by Standard & Poor’s and Moody’s, which are independent rating agencies.  These public debt ratings may affect our ability to incur debt in the future.  Any future downgrading of ratings assigned to the Notes, our other debt instruments or Dynegy by either rating agency may affect the cost and terms and conditions of our future financings and could adversely affect the value and liquidity of the Notes.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer.  Any Old Notes that are validly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.  Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the historical periods indicated.

	Successor		Predecessor
				Year Ended December 31,
	Nine Months Ended September 30, 2013	October 2 Through December 31, 2012	January 1 Through October 1, 2012	2011	2010	2009	2008
Ratio of earnings to fixed charges (1)	(2)	(2)	$2.13	(2)	(2)	(2)	$1.57

(1)         For purposes of computing the ratio of earnings to fixed charges, “earnings” are defined as pre-tax income from continuing operations before adjustment for earnings from equity investments plus fixed charges. “Fixed charges” consist of interest, whether capitalized or expensed (excluding the effect of interest rate swaps), amortization of debt expense and the estimated interest component of rent expense.

(2)         For the years ended December 31, 2009, 2010, 2011, for the period from October 2 through December 31, 2012 and the nine months ended September 30, 2013 earnings were insufficient to cover fixed charges by (in millions) $1,107, $406, $587, $113 and $289, respectively.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Information”) sets forth selected historical consolidated financial information for Dynegy.  The historical data provided for the 2012 Predecessor and Successor periods, as defined below, and the nine months ended September 30, 2013 are derived from our audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements, which have been incorporated by reference into this prospectus.

The unaudited pro forma condensed consolidated statements of operations are presented for the fiscal year ended December 31, 2012 and for the nine months ended September 30, 2013.  The unaudited pro forma condensed consolidated balance sheet is presented as of September 30, 2013.

The Pro Forma Financial Information is provided for informational and illustrative purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes in Dynegy’s Annual Report on Form 10-K for the year ended December 31, 2012 and Dynegy’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, which have been incorporated by reference into this prospectus.

The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are based on currently available information.  Management believes such adjustments are reasonable, factually supportable and directly attributable to the following events and transactions:

•                  Merger, DMG Transfer, and DMG Acquisition.  On September 30, 2012, pursuant to our Plan of Reorganization (“the Plan”), DH merged with and into Dynegy, with Dynegy continuing as the surviving legal entity.  The accounting treatment of the Merger was reflected as a recapitalization of DH and was accounted for similar to a reverse merger; therefore, DH is our accounting Predecessor.

On September 1, 2011, DH sold 100 percent of the outstanding membership interests of Dynegy Coal Holdco (“Coal Holdco”) to Legacy Dynegy (the “DMG Transfer”).  On June 5, 2012, in connection with the execution of a settlement agreement entered into with certain of DH’s creditors, DH reacquired Coal Holdco from Legacy Dynegy (the “DMG Acquisition”).  Therefore, the results of our Coal segment are only included in our 2012 Predecessor consolidated results for the period from June 6, 2012 through October 1, 2012.

•                  Fresh-Start Accounting.  On October 1, 2012, we consummated our reorganization under Chapter 11 pursuant to the Plan and we exited bankruptcy.  Upon emergence, we applied fresh-start accounting to our consolidated financial statements.  Fresh-start accounting required us to allocate the reorganization value to our assets and liabilities in a manner similar to that which is required using the acquisition method of accounting for a business combination.  Under the provisions of fresh-start accounting, a new entity was created for financial reporting purposes.  As such, our financial information for the Successor is presented on a basis different from, and is therefore not comparable to, our financial information for the Predecessor for the period ended and as of October 1, 2012.

•                  AER Acquisition.  On December 2, 2013, pursuant to the terms of the definitive agreement dated as of March 14, 2013 (the “AER Transaction Agreement”) by and between IPH and Ameren, IPH completed its acquisition from Ameren 100 percent of New AER for no cash or stock consideration. Pursuant to the AER Transaction Agreement, IPH indirectly acquired New AER’s subsidiaries, including (i) Genco, (ii) AERG, (iii) Ameren Energy Fuels and Services Company and (iv) AEM. Dynegy has provided a limited guaranty of certain obligations of IPH up to $25 million (the “Limited Guaranty”) as described below.

On December 2, 2013, prior to the completion of the AER Acquisition, IPH and Ameren entered into an amendment to the AER Transaction Agreement, in the form of a letter agreement (the “Letter Agreement”). The Letter Agreement, among other things, (i) identified additional post-closing credit support Ameren is to provide to IPH pursuant to the terms therein, (ii) provided that Ameren will be obligated to pay an additional amount of between $25 million and $35 million with respect to certain disputed wholesale customer contracts, (iii) provided that Ameren would cause an additional approximately $4 million of cash, in aggregate, to be retained at AEM, (iv) provided that Ameren will be contingently liable up to approximately $4 million with respect to certain railroad lease termination fees, (v) requires Ameren to maintain and continue certain guarantees in connection with certain existing contractual obligations, pursuant to the terms therein, and (vi) requires Ameren to provide post-closing litigation support to IPH in connection with certain disputes under specified contracts.

The transaction did not include AER’s gas-fired power generation facilities: Elgin, Gibson City and Grand Tower (the “Put Assets”).  AERG, Genco and Medina Valley, a former affiliate of AER that IPH did not acquire in the transaction, entered into an amendment to a put option agreement (the “Put Option Agreement”) whereby the Put Assets were to be sold by Genco, subject to approval by FERC, to Medina Valley for a minimum of $133 million (the “Put Transaction”).  On October 11, 2013, the Put Transaction was consummated following receipt of approval of FERC under Section 203 of the Federal Power Act, as amended (“FERC Approval”).  Pursuant to the AER Transaction Agreement, Ameren will cause Medina

Valley to pay Genco minimum after-tax proceeds of approximately $138 million. Additionally, Genco may receive after-tax net proceeds realized in excess of $138 million following the closing of the sale of the Put Assets by Medina Valley to Rockland Capital.

In connection with the AER Acquisition, Ameren will retain certain historical obligations of AER and its subsidiaries, including certain historical environmental and tax liabilities.  Genco’s approximately $825 million in aggregate principal amount of notes will remain outstanding as an obligation of Genco. The debt bears interest at rates from 6.30 percent to 7.95 percent and matures between 2018 and 2032.  Additionally, Ameren is required to maintain its existing credit support, including all of its collateral obligations with respect to AEM, for a period not to exceed two years.

In addition to the Put Transaction proceeds, Ameren was required at closing to ensure that a minimum of $85 million of cash, plus approximately $8 million primarily for the proceeds of certain real estate sales, was available at New AER and its subsidiaries.  Approximately $70 million of cash, plus the proceeds of the Put Transaction described above are held at Genco.

Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions.

Concurrently with the execution of the AER Transaction Agreement, Dynegy entered into the Limited Guaranty, capped at $25 million in favor of Ameren, pursuant to which we guaranteed payout by IPH of any required termination fee and, for a period of two years after the closing (subject to certain exceptions), up to $25 million with respect to IPH’s indemnification obligations and certain reimbursement obligations under the AER Transaction Agreement.

We are required to record the assets and liabilities acquired in the AER Acquisition at their estimated fair values as of the closing date. We have not yet completed our analysis of the fair value of New AER’s assets and liabilities given the complexities inherent in the valuation; therefore, the purchase price allocation used in the preparation of the unaudited pro forma condensed consolidated financial statements included herein should be considered preliminary.  Actual results could vary materially from the Pro Forma Financial Information. In addition, the adjustments related to the AER Acquisition do not reflect any of the synergies and cost reductions that may result from the AER Transaction Agreement.

In connection with the final purchase price allocation, we will perform a discounted cash flow analysis using market-quoted prices, internal forecasts, and market assumptions as of the date of acquisition.  As a result of performing this analysis, we expect that a portion of the value assigned to property, plant and equipment in these pro forma financial statements will be allocated to intangible assets and liabilities for contracts that are above or below the fair market value on the date of acquisition.  The fair values of these intangible assets and liabilities will be amortized through revenues or cost of sales over the life of the respective contract.  We have not yet completed this analysis and have therefore made simplifying assumptions for purposes of preparing the Pro Forma Financial Information included herein.

•                  Credit Agreement. On April 23, 2013, Dynegy entered into a $1.775 billion credit agreement that consisted of (i) a $500 million seven-year senior secured term loan B facility (the “B-1 Term Loan”), (ii) an $800 million seven-year senior secured term loan B facility (the “B-2 Term Loan” and, together with the B-1 Term Loan, the “Term Facilities”) and (iii) a $475 million five-year senior secured revolving credit facility (the “Revolving Facility,” and collectively with the Term Facilities, the “Credit Agreement”).  The Term Facilities were offered to investors below par with an original issue discount of 99.5. The Term Facilities bear interest at LIBOR plus 3.00 percent per annum with a one percent floor.  The Term Facilities mature April 23, 2020 and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00 percent of the original principal amount with the balance payable on the maturity date.  The Revolving Facility bears interest, initially, at LIBOR plus 2.75 percent per annum, with steps down based on a Senior Secured Leverage Ratio (as defined in the Credit Agreement) and matures April 23, 2018.  The Revolving Facility has a commitment fee of 0.50 percent on the unutilized portion of the facility, with steps down based on a Senior Secured Leverage Ratio.  The commitment fees are due and payable quarterly in arrears.

Borrowings under the Credit Agreement, together with a portion of our cash on hand, were used to repay in full and terminate commitments under all of our previously held credit agreements.  As a result of repaying and terminating these credit agreements, all of the restricted cash on hand was released.  None of the borrowings under the Credit Agreement are classified as restricted cash.

•                  Senior Notes.  On May 20, 2013, Dynegy and the Subsidiary Guarantors entered into the Indenture pursuant to which Dynegy issued the Senior Notes at par.  The Senior Notes bear interest at a rate of 5.875 percent per annum.  The Senior Notes mature on June 1, 2023.

The $500 million of borrowings under the Senior Notes were used to repay in full and terminate commitments under the B-1 Term Loan discussed above.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the transactions described above occurred on January 1, 2012, in the case of the unaudited pro forma condensed consolidated statements of operations, or on September 30, 2013, in the case of the unaudited pro forma condensed consolidated balance sheet,  nor are they necessarily indicative of future operating results or financial position.

Pro Forma Financial Information — Unaudited Pro Forma Condensed Consolidated Statements of Operations

The following Pro Forma Financial Information was prepared by applying adjustments to historical consolidated financial statements. These adjustments give effect to the Plan and fresh-start accounting, Credit Agreement, Senior Notes and AER Transaction Agreement, reflecting our post-emergence financial statements as if the emergence date had occurred and the Credit Agreement, Senior Notes and AER Transaction Agreement had been completed on January 1, 2012.

Dynegy Transactions

In the discussion below, we have included a discussion of the significant items resulting in adjustments included in the Dynegy Transactions column in the pro forma condensed consolidated statements of operations:

•                  DMG Transfer/Merger As discussed above, the results of our Coal segment are not included in our historical results between September 1, 2011, the date of the DMG Transfer, and June 5, 2012, the date of the DMG Acquisition. The DMG Transfer adjustments included in the unaudited pro forma condensed consolidated statements of operations add back the results of our Coal segment for the period from January 1, 2012 through June 5, 2012.  Accordingly, the results of our Coal segment are included for all periods presented.

•                  Fresh-Start Adjustments The fresh-start adjustments included in the unaudited pro forma condensed consolidated statements of operations remove the effects of the fresh-start adjustments as if fresh-start accounting had been applied effective January 1, 2012, including (i) the effects of implementing the Plan; (ii) the amortization of intangible assets and liabilities that were established with the application of fresh-start accounting; and (iii) the change in depreciation expense as a result of adjusting property, plant and equipment to its estimated fair value in connection with the application of fresh-start accounting.

The impact of the above items and discussion of additional pro forma adjustments are included in the notes to the unaudited pro forma condensed consolidated statements of operations.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2013
	Dynegy As Reported (a)	AER As Reported (b)	Dynegy Transactions		AER Transaction Agreement		Pro Forma
Revenues	$1,065	$997	$—		$(66	)(f)	$1,996
Cost of sales	(827)	(770)	—		17	(g)	(1,580)
Gross margin, exclusive of depreciation shown separately below	238	227	—		(49)		416
Operating and maintenance expense, exclusive of depreciation shown separately below	(220)	(211)	—		29	(h)	(402)
Depreciation expense	(156)	(74)	—		55	(i)	(175)
Impairment and other charges	2	(197)	—		197	(j)	2
General and administrative expense	(69)	—	—		(20	)(k)	(89)
Acquisition and integration costs	(6)	—	6	(c)	—		—
Operating loss	(211)	(255)	6		212		(248)
Bankruptcy reorganization items, net	(2)	—	2	(d)	—		—
Interest expense	(71)	(61)	26	(e)	21	(l)	(85)
Loss on extinguishment of debt	(11)	—	11	(e)	—		—
Other income and expense, net	7	(1)	—		—		6
Loss from continuing operations before income taxes	(288)	(317)	45		233		(327)
Income tax benefit	20	126	—		(126	)(m)	20
Loss from continuing operations before noncontrolling interests	(268)	(191)	45		107		(307)
Net gain attributable to noncontrolling interest	—	—	—		(3	)(n)	(3)
Loss from continuing operations	$(268)	$(191)	$45		$104		$(310)

Basic loss per share from continuing operations	$(2.68)						$(3.10)
Diluted loss per share from continuing operations	$(2.68)						$(3.10)

Basic shares outstanding	100						100
Diluted shares outstanding	100						100

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

		Twelve Months Ended December 31, 2012
	Predecessor	Successor	Combined
	January 1 Through October 1, 2012 (As Reported) (o)	October 2 Through December 31, 2012 (As Reported) (o)	Twelve Months Ended December 31, 2012	AER As Reported (p)	Dynegy Transactions		AER Transaction Agreement		Pro Forma
Revenues	$981	$312	$1,293	$1,360	$161	(q)	$(244	)(y)	$2,570
Cost of sales	(662)	(268)	(930)	(856)	(164	)(r)	40	(z)	(1,910)
Gross margin, exclusive of depreciation shown separately below	319	44	363	504	(3)		(204)		660
Operating and maintenance expense, exclusive of depreciation shown separately below	(148)	(81)	(229)	(284)	(67	)(s)	53	(aa)	(527)
Depreciation expense	(110)	(45)	(155)	(108)	21	(t)	89	(bb)	(153)
Impairment and other charges	—	—	—	(698)	—		70	(j)	(628)
General and administrative expense	(56)	(22)	(78)	—	(13	)(u)	(44	)(cc)	(135)
Operating income (loss)	5	(104)	(99)	(586)	(62)		(36)		(783)
Bankruptcy reorganization items, net	1,037	(3)	1,034	—	(1,034	)(d)	—		—
Earnings from unconsolidated investments	—	2	2	—	—		—		2
Interest expense	(120)	(16)	(136)	(95)	43	(e)	31	(l)	(157)
Impairment of Undertaking receivable, affiliate	(832)	—	(832)	—	832	(v)	—		—
Other income and expense, net	31	8	39	—	(24	)(w)	—		15
Income (loss) from continuing operations before income taxes	121	(113)	8	(681)	(245)		(5)		(923)
Income tax benefit	9	—	9	278	—	(x)	(278	)(m)	9
Income (loss) from continuing operations before noncontrolling interests	130	(113)	17	(403)	(245)		(283)		(914)
Net gain (loss) attributable to noncontrolling interest	—	—	—	7	—		(3	)(n)	4
Income (loss) from continuing operations	$130	$(113)	$17	$(396)	$(245)		$(286)		$(910)

Basic loss per share from continuing operations		$(1.13)							$(9.10)
Diluted loss per share from continuing operations		$(1.13)							$(9.10)

Basic shares outstanding		100							100
Diluted shares outstanding		100							100

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(a)         Represents our unaudited consolidated statement of operations for the period indicated as reported in the Dynegy Form 10-Q for the period ended September 30, 2013, as filed with the SEC on November 7, 2013 and incorporated by reference herein.

(b)        Represents AER’s unaudited consolidated statement of operations for the period ended September 30, 2013 as incorporated by reference herein.  Certain reclassifications have been made to the historical presentation in order to conform to Dynegy’s presentation.

(c)          Represents the removal of $6 million of Dynegy’s Acquisition and integration costs due to the AER Transaction Agreement.

(d)         Removes Dynegy’s Bankruptcy reorganization items incurred during the period presented.

(e)          Represents the adjustments to reflect:

•                  The elimination of all historical interest expense associated with the Dynegy Midwest Generation, LLC (“DMG”) and Dynegy Power, LLC (“DPC”) credit agreements that were repaid in connection with the execution of the Credit Agreement and all historical interest expense associated with the B-1Term Loan that was repaid in connection with the execution of the Senior Notes;

•                  The addition of interest expense associated with the B-2 Term Loan and Senior Notes as if this debt had been issued on January 1, 2012; and

•                  The elimination of the loss on extinguishment of debt incurred in 2013 in connection with the termination of the DPC and DMG credit agreements, the DPC Revolving Credit Agreement and the B-1 Term Loan.

(f)           The decrease in Revenues is comprised of the following:

•                  The elimination of $19 million of revenues associated with the Put Assets as these assets were not acquired by Dynegy;

•                  The inclusion of $27 million in mark-to-market losses due to the elimination of AER’s cash flow hedge accounting as Dynegy will not elect to designate qualifying derivative instruments as cash flow hedges subsequent to the completion of the acquisition.  Eliminating cash flow hedge accounting results in the changes in the value of derivatives being recorded through Revenue instead of through Accumulated other comprehensive income; and

•                  The inclusion of $20 million of amortization expense related to intangible assets for power sales contracts.

(g)          Removes $17 million in Cost of sales associated with the Put Assets as they were not acquired by Dynegy.

(h)         Represents the adjustment to reflect:

•                  The reclassification of $20 million of allocated corporate costs to General and administrative expense to conform to Dynegy’s policy.  AER classified allocated corporate costs as Operating and maintenance expense and Dynegy classifies these costs as General and administrative expense; and

•                  The removal of $9 million in Operating and maintenance expense associated with the Put Assets as they were not acquired by Dynegy.

(i)             Represents the adjustment to reflect:

•                  The effect of the purchase accounting adjustments, which decreased depreciation expense by $50 million due to the $2.005 billion reduction of property, plant and equipment with an estimated average useful life of approximately 30 years (as discussed in note (h) to the unaudited pro forma condensed consolidated balance sheet included herein);

•                  The elimination of $4 million of depreciation expense related to the Put Assets as they were not acquired by Dynegy; and

•                  The removal of $1 million in depreciation expense associated with accretion expense for the asset retirement obligations of the Hutsonville and Meredosia plants being retained by Ameren.

(j)            Reflects the adjustment to eliminate impairments recognized by AER related to the Put Assets which were not acquired by Dynegy.

(k)         Reflects the reclassification of $20 million of allocated corporate costs from Operating and maintenance expense to General and administrative expense as discussed in (h) above.

(l)             Represents the adjustment to eliminate interest associated with intercompany notes and money pool borrowings as these were settled prior to closing the AER Transaction, partially offset by the impact of adjusting Genco’s $825 million in senior notes to their estimated fair value of $662 million as of September 30, 2013, resulting in increased amortization of the discount through interest expense.

(m)     Eliminates the income tax benefit recorded by Ameren.  Dynegy’s net deferred tax assets are fully reserved.  For purposes of the unaudited pro forma condensed consolidated statements of operations, Dynegy has assumed any change in our net deferred taxes would be offset by changes in the valuation allowance.

(n)         Represents the reversal of 20% of depreciation expense reduction discussed in footnotes (i) and (bb) associated with Electric Energy, Inc. (“EEI”), due to AER’s indirect 80% ownership interest in EEI.

(o)         Represents our consolidated statement of operations for the period indicated as reported in the Dynegy Form 10-K for the period ended December 31, 2012, as filed with the SEC on March 14, 2013 and incorporated by reference herein.

(p)         Represents AER’s audited consolidated statement of operations for the year ended December 31, 2012 as incorporated by reference herein. Certain reclassifications have been made to the historical presentation in order to conform to Dynegy’s presentation.

(q)         Represents the effect of the DMG Transfer, which increased Revenues by $230 million, partially offset by a decrease in Revenues of $69 million due to the amortization of intangible assets and liabilities related to capacity contracts, energy contracts and tolling agreements as a result of the application of fresh-start accounting.

(r)            Represents (i) the effect of the DMG Transfer, which increased Cost of sales by $132 million, and (ii) the effect of fresh-start adjustments, which increased Cost of sales by $32 million due to the amortization of intangible assets and liabilities related to coal and transportation contracts.

(s)           Represents the effect of the DMG Transfer, which increased Operating and maintenance expense by $69 million, partially offset by $2 million in fresh-start adjustments due to the reduction of other postretirement employee benefit and pension expense.

(t)            Represents a $99 million decrease in depreciation expense due to a reduction in the value of property, plant and equipment as a result of the application of fresh-start accounting partially offset by a $78 million increase in depreciation expense to include the effect of the DMG Transfer.

(u)         Represents the effect of the DMG Transfer, which increased General and administrative expenses by $14 million partially offset by a decrease of $1 million due to the reduction of other postretirement employee benefit and pension expense as a result of the application of fresh-start accounting.

(v)         In connection with the DMG Acquisition, Dynegy recorded an impairment of the Undertaking receivable, affiliate that was established in connection with the DMG Transfer.  As the pro forma statement of operations assumes the DMG Transfer never occurred, the impairment of the Undertaking receivable, affiliate has been eliminated.

(w)       Removes the interest income associated with the Undertaking receivable, affiliate.

(x)         Dynegy’s net deferred tax assets were fully reserved as of December 31, 2012. Therefore, there is no tax impact related to the pro forma adjustments as we have assumed any changes to our net deferred taxes would be offset by changes in the valuation allowance.

(y)         The decrease in Revenues is comprised of the following:

•                  The elimination of $58 million of revenues associated with the Put Assets as these assets were not acquired by Dynegy;

•                  The inclusion of $159 million in mark-to-market losses due to the elimination of AER’s cash flow hedge accounting as Dynegy does not plan to elect to designate qualifying derivative instruments as cash flow hedges subsequent to the completion of the acquisition.  Eliminating cash flow hedge accounting results in the changes in the value of the derivatives being recorded through Revenue instead of through Accumulated other comprehensive income; and

•                  The inclusion of $27 million of amortization expense related to intangible assets for power sales contracts.

(z)          Removes the $40 million in Cost of sales associated with the Put Assets as they were not acquired by Dynegy.

(aa)  Represents the adjustment to reflect:

•                  The reclassification of $44 million of allocated corporate costs from Operating and maintenance expense to General and administrative expense to conform to Dynegy’s policy; and

•                  The removal of $9 million in Operating and maintenance expense associated with the Put Assets as they were not acquired by Dynegy.

(bb)  Represents the adjustment to reflect:

•                  The effect of the purchase accounting adjustments, which decreased depreciation expense by $66 million due to the $2.005 billion reduction of property, plant and equipment (as discussed in note (h) to the unaudited pro forma condensed consolidated balance sheet included herein);

•                  The elimination of $21 million in depreciation expense related to the Put Assets as they were not acquired by Dynegy; and

•                  The removal of $2 million in depreciation expense associated with accretion expense for the asset retirement obligations of the Hutsonville and Meredosia plants which were retained by Ameren.

(cc)    Reflects the reclassification of $44 million of allocated corporate costs as discussed in (aa) above.

Pro Forma Financial Information— Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma unaudited condensed consolidated balance sheet was prepared by applying adjustments to historical consolidated financial statements. These adjustments give effect to the AER Transaction Agreement as if the AER Transaction Agreement had been completed on September 30, 2013.  The impact of each of these adjustments is more fully described within the notes to the unaudited pro forma condensed consolidated balance sheet.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As of September 30, 2013
	As Reported (a)	AER As Reported (b)	AER Transaction Agreement		Pro Forma

Current Assets
Cash and cash equivalents	$589	$25	$234	(c)	$848
Accounts receivable, net	94	103	—		197
Accounts receivable, affiliates	—	31	(31	)(d)	—
Advances to money pool	—	166	(166	)(d)	—
Inventory	75	117	—		192
Assets from risk management activities	14	71	(34	)(e)	51
Broker margin account	16	—	—		16
Intangible assets	127	—	25	(f)	152
Prepayments and other current assets	63	24	—		87
Current assets held for sale	—	152	(152	)(g)	—
Total current assets	978	689	(124)		1,543
Property, plant and equipment, net	2,969	2,257	(2,005	)(h)	3,221
Assets from risk management activities	7	—	24	(i)	31
Intangible assets	11	—	163	(f)	174
Deferred income taxes	95	—	—		95
Deferred financing costs	27	5	(5	)(j)	27
Other long-term assets	63	68	(24	)(i)	107
Total assets	$4,150	$3,019	$(1,971)		$5,198

Current Liabilities
Accounts payable	$81	$87	$85	(d)	$253
Accounts payable, affiliates	1	37	(37	)(d)	1
Borrowings from money pool	—	318	(318	)(d)	—
Deposit received from affiliate for pending asset sale	—	100	(100	)(d)	—
Accrued interest	11	—	—		11
Accrued liabilities and other current liabilities	82	56	(6	)(k)	132
Liabilities from risk management activities	44	38	(34	)(e)	48
Deferred income taxes	95	37	(37	)(l)	95
Current portion of long-term debt	7	—	—		7
Current liabilities held for sale	—	15	(15	)(g)	—
Total current liabilities	321	688	(462)		547
Notes payable, affiliates	—	425	(425	)(d)	—
Taxes payable, affiliates	—	37	(37	)(m)	—
Long-term debt	1,287	824	(162	)(n)	1,949
Liabilities from risk-management activities	37	—	16	(o)	53
Deferred income taxes	—	282	(282	)(l)	—
Other long-term liabilities	217	169	(25	)(p)	361
Total liabilities	1,862	2,425	(1,377)		2,910

Total stockholders’ equity	2,288	594	(594	)(q)	2,288
Total liabilities and stockholders’ equity	$4,150	$3,019	$(1,971)		$5,198

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)         Represents our unaudited condensed consolidated balance sheet as reported in our Form 10-Q for the period ended September 30, 2013, as filed with the SEC on November 7, 2013 and incorporated by reference herein.

(b)        Represents AER’s unaudited consolidated balance sheet as of the period ended September 30, 2013, as incorporated by reference herein. Certain reclassifications have been made to the historical presentation in order to conform to Dynegy’s presentation.

(c)          Adjusts the cash acquired in the AER Transaction to the minimum amount required in accordance with the terms of the AER Transaction Agreement, plus the minimum $25 million and $4 million agreed to within the Letter Agreement.

(d)         Represents the adjustment to reflect the elimination of all intercompany agreements and debt between AER, on the one hand, and Ameren and its affiliates, on the other hand, with the exception of certain agreements, such as supply obligations to Ameren Illinois Company, and a note from AER/New AER to Ameren relating to cash collateral that remains outstanding following closing.  The adjustment eliminates the Genco money pool advance of $166 million which was cash-settled prior to Dynegy’s acquisition of New AER.  Of the surviving amounts, $85 million was reclassified to Accounts payable and $27 million was reclassified to Other long-term liabilities as discussed in (p) below.

(e)          Represents the impact to conform the financial statement presentation of derivatives, reducing the balance by $34 million.  AER presented its derivatives on a gross basis, while Dynegy presents its derivatives on a net basis.

(f)           Represents the adjustments to reflect the estimated current and non-current fair value of intangible assets related to non-derivative, retail power sales contracts.

(g)          Represents the adjustment to reflect the completion of the sale of the Put Assets.

(h)         Represents the adjustments made to reflect Property, Plant and Equipment at its estimated fair value.

(i)             Represents the adjustment to conform the financial statement presentation of derivative assets and liabilities. AER presented its derivatives on a gross basis and classified its long-term derivative assets within Other long-term assets while Dynegy presents its derivatives on a net basis and classifies its long-term derivative assets within Assets from risk management activities.  The adjustment increased Assets from risk management activities and decreased Other long-term assets by $24 million.

(j)            Represents the adjustment to Deferred financing costs to eliminate $5 million of unamortized debt issuance costs.

(k)         Represents the adjustments to reflect the elimination of the current portion of AER’s Genco tax payable to Ameren Illinois Company.

(l)             Eliminates the deferred income taxes recorded by Ameren. Dynegy’s net deferred tax assets are fully reserved.  For purposes of this unaudited pro forma condensed consolidated balance sheet, Dynegy has assumed any change in our net deferred taxes would be offset by changes in the valuation allowance.

(m)     Represents the adjustment to remove Genco’s tax payable to Ameren Illinois Company, which was eliminated upon consummation of the AER Transaction.

(n)         Represents the amount required to adjust Genco’s $825 million of senior notes to their September 30, 2013 estimated fair value of $662 million.

(o)         The adjustment conforms the financial statement presentation of derivative assets and liabilities as discussed in (i) above.  The adjustment increased Liabilities from risk management activities and decreased Other long-term liabilities by $16 million.

(p)         Represents the adjustments to reflect:

•                  The removal of the $27 million of asset retirement obligations for the Hutsonville and Meredosia plants that were retained by Ameren;

•                  The elimination of $9 million related to uncertain tax position liabilities, which were retained by Ameren;

•                  A $16 million reclassification of AER’s derivative liabilities to Liabilities from risk management activities to conform to Dynegy’s financial statement presentation as discussed in (i) and (o) above; and

•                  An increase of $27 million related to a note payable issued to Ameren at closing related to collateral support they are required to provide for the two-year period following the closing of the AER Transaction.

(q)         Represents the elimination of AER’s historical equity balances.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange Old Notes which are validly tendered on or prior to the Expiration Date and not validly withdrawn as permitted below.  We may, however, in our sole discretion, extend the period of time during which the exchange offer is open.  The term “Expiration Date” means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $500 million in aggregate principal amount of Old Notes are outstanding.  This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of Old Notes known to us.

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof as described below.  During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.  Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Old Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the untendered portion of an Old Note or the portion thereof not accepted for exchange must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes, upon the occurrence of any of the conditions of the exchange offer specified in the section entitled “Summary—Conditions to the Exchange Offer.”  We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable.  Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Procedures for Tendering Old Notes

The tender to us of Old Notes by you as set forth below and our acceptance of the Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.  Except as set forth below, to tender Old Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at the address set forth in the section entitled “—Exchange Agent” on or prior to the Expiration Date.  In addition, either:

•                  certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal; or

•                  a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such Old Notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the Expiration Date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk.  If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested.  In all cases, you should allow sufficient time to assure timely delivery.  No letter of transmittal or Old Notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

•                  by a holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•                  for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “eligible institution”).  If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

We, or the exchange agent in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange.  We reserve the absolute right to reject any and all tenders of any particular Old Note not validly tendered or to not accept any particular Old Note which acceptance might, in our judgment or our counsel’s, be unlawful.  We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer).  Our or the exchange agent’s interpretation of the term and conditions of the exchange offer as to any particular Old Note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine.  We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing.  Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering Old Notes, you represent to us that, among other things, the Exchange Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder and that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the Exchange Notes.  In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

However, any purchaser of Old Notes who is our affiliate, who intends to participate in the exchange offer for the purpose of distributing the Exchange Notes or a broker-dealer that acquired Old Notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the Old Notes:

•                  cannot rely on the applicable interpretations of the staff of the SEC; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  See “Plan of Distribution.”  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Old Notes validly tendered and will issue the Exchange Notes promptly after acceptance of the Old Notes.  See “Summary—Conditions to the Exchange Offer.”  For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each Old Note accepted for exchange will receive an Exchange Note in the amount equal to the surrendered Old Note.  Holders of Exchange Notes will receive interest accruing from the most recent date to which interest has been paid on the Old Notes, unless the record date for the first interest payment date after the consummation of the exchange offer preceded such date of consummation, in which case the interest payable on such interest payment date will be paid to the holders of the Old Notes.

In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•                  certificates for Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent’s account at DTC;

•                  a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•                  all other required documents.

If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder (or, in the case of Old Notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer).

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer.  Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.  Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth in the section entitled “—Exchange Agent” on or prior to the Expiration Date.

Withdrawal Rights

You may validly withdraw your tender of Old Notes at any time prior to the Expiration Date.  To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth in the section entitled “—Exchange Agent.”  This notice must specify:

•                  the name of the person having tendered the Old Notes to be withdrawn;

•                  the Old Notes to be withdrawn (including the principal amount of such Old Notes); and

•                  where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder.

If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.  If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

We, or the exchange agent in our sole discretion, will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices.  Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer.  Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer).  Properly withdrawn Old Notes may be retendered by following one of the procedures described in the section entitled “—Procedures for Tendering Old Notes” above at any time on or prior to the Expiration Date.

Exchange Agent

Wilmington Trust, National Association, will be appointed exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be addressed to the exchange agent as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:

Wilmington Trust, National Association	Wilmington Trust, National Association	Wilmington Trust, National Association

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Sam Hamed	c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Sam Hamed	c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Sam Hamed

By Telephone: (302) 636-6181

By Facsimile (for Eligible Institutions only): (302) 636-4139

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the Indenture relating to the Exchange Notes, filing fees, blue sky fees and printing and distribution expenses.  We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange.  Accordingly, we will not recognize any gain or loss for accounting purposes.  The expenses of the exchange offer will be amortized over the term of the Exchange Notes.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, your Old Notes will continue to be subject to the provisions of the Indenture relating to the Exchange Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer applicable to the Old Notes.  These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.  In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.  We do not plan to register the Old Notes under the Securities Act.  Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act.  However, you will not be able to freely transfer the Exchange Notes if:

•                  you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•                  you are not acquiring the Exchange Notes in the exchange offer in the ordinary course of your business; or

•                  you have an arrangement or understanding with any person to participate in the “distribution,” as defined in the Securities Act, of the Exchange Notes you will receive in the exchange offer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter.  As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above.  Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes.  If you are our affiliate, are engaged in or intend to engage in a distribution of the Exchange Notes or have any arrangement or understanding with respect to the distribution of the Exchange Notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the Exchange Notes.  If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes.  In addition, to comply with state securities laws, you may not offer or sell the Exchange Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.  The offer and sale of the Exchange Notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws.  We do not plan to register or qualify the sale of the Exchange Notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF THE EXCHANGE NOTES

We issued the Old Notes under an Indenture dated May 20, 2013, among Dynegy, the Subsidiary Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act.  The terms of the Old Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The following description is a summary of the material provisions of the Indenture.  It does not restate the Indenture in its entirety.  We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes.

You can find the definitions of certain terms used in this description in the section entitled “—Certain Definitions.”  Certain defined terms used in this description but not defined below in the section entitled “—Certain Definitions” have the meanings assigned to them in the Indenture.  In this description, references to “Dynegy,” “we,” “us” and “our” refer only to Dynegy Inc. and not to any of its subsidiaries.

The registered holder of a Note is treated as the owner of it for all purposes.  Only registered holders of Notes have rights under the Indenture.  In exchange for the Old Notes, we will issue the Exchange Notes under the Indenture pursuant to this prospectus.

All references to Notes below refer to the Old Notes and the Exchange Notes unless the context otherwise requires.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes

The Notes will:

•                  be general unsecured obligations of Dynegy;

•                  rank pari passu in right of payment with all of Dynegy’s existing and future senior indebtedness;

•                  be effectively subordinated to Dynegy’s secured indebtedness, including indebtedness incurred under the Credit Agreement, to the extent of the value of the collateral securing such indebtedness;

•                  be senior in right of payment to any of Dynegy’s subordinated indebtedness; and

•                  be unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors.

The Subsidiary Guarantees

Each Subsidiary Guarantor’s guarantee of the notes will:

•                  be a general unsecured obligation of such Subsidiary Guarantor;

•                  rank pari passu in right of payment with all of such Subsidiary Guarantor’s existing and future senior indebtedness;

•                  be effectively subordinated to such Subsidiary Guarantor’s secured indebtedness, including such Subsidiary Guarantor’s guarantee of Dynegy’s obligations under the Credit Agreement, to the extent of the value of the collateral securing such indebtedness; and

•                  be senior in right of payment to any of such Subsidiary Guarantor’s subordinated indebtedness.

As of September 30, 2013, on a pro forma basis Dynegy and the Subsidiary Guarantors had an aggregate of $1.298 billion of indebtedness, of which $798 million was secured.

Not all of Dynegy’s subsidiaries guarantee the Notes.  The Notes are effectively subordinated in right of payment to all liabilities of any of Dynegy’s subsidiaries that does not guarantee the Notes, except to the extent that Dynegy is itself recognized as a creditor of the subsidiary, in which case its claims would still be effectively subordinated to the extent of any collateral securing such liabilities and would still be subordinated in right of payment to any indebtedness of the subsidiary senior to that held by Dynegy.  See “Risk Factors—Risks Related to the Notes—Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate, or reorganize.”

Dynegy’s indirect, wholly-owned subsidiary, IPH, acquired the AER Entities on December 2, 2013. The AER Entities will not guarantee the Notes.  As of September 30, 2013, AER and its subsidiaries had $2.425 billion of indebtedness and other liabilities, and $3.019 billion of total assets.  As noted in the unaudited pro forma condensed consolidated financial information, the majority of these liabilities will be eliminated or settled prior to the acquisition of New AER.  In addition, AER and its subsidiaries had $997 million of operating revenues for the nine months ended September 30, 2013.

Principal, Maturity and Interest

In this exchange offer, Dynegy will issue $500,000,000 in aggregate principal amount of 5.875% Senior Notes due 2023.  Dynegy will issue the Exchange Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The Notes mature on June 1, 2023.

Interest on the Notes will accrue at the rate of 5.875% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2013.  Dynegy will make each interest payment to the holders of record on the immediately preceding May 15 and November 15.  Interest on the Exchange Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  All references to “interest” in this description will be deemed to include any Special Interest payable pursuant to the Registration Rights Agreement.

Dynegy may issue additional Notes under the Indenture from time to time without the consent of the existing holders of Notes.  Any additional Notes issued will have the same terms as the Notes, except for the issue date, issue price and initial interest payment date.  The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.  Unless the context otherwise requires, for all purposes of this description, references to “Notes” include any additional notes issued.

Subsidiary Guarantees

The Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of Dynegy’s current and future Wholly-Owned Domestic Subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement.  The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.  See “Risk Factors—A court could cancel the guarantees of the Notes by our subsidiaries under fraudulent transfer law.”

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Dynegy or another Subsidiary Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

(1)  upon the release, discharge or termination of such Subsidiary Guarantor’s obligations as a borrower under the Credit Agreement or such Subsidiary Guarantor’s guarantee of the Credit Agreement; or

(2)  upon defeasance or satisfaction and discharge of the notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Methods of Receiving Payments on the Notes

If a holder of Notes has given wire transfer instructions to Dynegy, Dynegy will pay or cause to be paid all principal, interest and premium on that holder’s Notes in accordance with those instructions.  All other payments on Notes will be made at the office or agency of the paying agent and registrar unless Dynegy elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar.  Dynegy may change the paying agent or registrar without prior notice to the holders of the Notes, and Dynegy or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the Indenture.  The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes.  Holders will be required to pay all taxes due on transfer.  Dynegy is not required to transfer or exchange any Note selected for redemption.  Also, Dynegy is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Optional Redemption

At any time prior to June 1, 2016, Dynegy may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the proceeds of one or more Equity Offerings; provided that:

(1)  at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding notes held by Dynegy and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to June 1, 2018, Dynegy may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding two paragraphs, the notes will not be redeemable at Dynegy’s option prior to June 1, 2018.  Dynegy is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

On or after June 1, 2018, Dynegy may on any one or more occasions redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on June 1 of the years indicated below (subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2018	102.938%
2019	101.958%
2020	100.979%
2021 and thereafter	100.000%

Mandatory Redemption

Dynegy is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the trustee (or registrar if other than the trustee) will select Notes for redemption on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of DTC, unless otherwise required by law or applicable stock exchange requirements.

No Notes of $2,000 or less can be redeemed in part.  Notices of redemption will be mailed by first class mail or delivered electronically at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.  Any redemption notice may, in Dynegy’s discretion, be subject to the satisfaction of one or more conditions precedent.  If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in Dynegy’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by Dynegy in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by Dynegy in its sole discretion) by the redemption date, or by the redemption date so delayed.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require Dynegy to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in the Indenture.  In the Change of Control Offer, Dynegy will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes to but excluding the date of purchase, subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control, Dynegy will mail (or deliver electronically) a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date for payment specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by the Indenture and described in such notice.  Dynegy will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Dynegy will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, Dynegy will, to the extent lawful:

(1)  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)  deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Dynegy.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Dynegy will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Dynegy to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable.  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that Dynegy repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Dynegy will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Dynegy and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.  A Change in Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Dynegy and its Subsidiaries taken as a whole.  There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law.  Accordingly, the ability of a holder of Notes to require Dynegy to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Dynegy and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Liens

Dynegy will not and will not permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist or become effective any mortgage, pledge or other lien (other than Permitted Liens) upon any Principal Property to secure indebtedness for borrowed money represented by notes, bonds, debentures or other evidences of indebtedness, unless all payments due under the Indenture and the notes issued thereunder are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a lien.

Merger, Consolidation or Sale of Assets

Dynegy may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Dynegy is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Dynegy and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)  either (a) Dynegy is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than Dynegy) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the notes pursuant to supplemental indentures duly executed by the applicable trustee;

(2)  the Person formed by or surviving any such consolidation or merger (if other than Dynegy) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Dynegy under the Indenture, the Notes and the Registration Rights Agreement pursuant to documents in such form as are reasonably satisfactory to the trustee; and

(3)  immediately after such transaction, no Default or Event of Default exists.

In addition, Dynegy may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)  a merger of Dynegy with an Affiliate solely for the purpose of reincorporating Dynegy in another jurisdiction or forming a direct holding company of Dynegy; and

(2)  any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among Dynegy and its Subsidiaries, including by way of merger or consolidation.

Additional Subsidiary Guarantees

If any Wholly-Owned Domestic Subsidiary of Dynegy other than a Subsidiary Guarantor becomes a borrower under the Credit Agreement or guarantees any indebtedness under the Credit Agreement, within 30 days thereof Dynegy shall cause such Wholly-Owned Domestic Subsidiary to execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under the Indenture and will deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions).  Thereafter, such Wholly-Owned Domestic Subsidiary will be a Subsidiary Guarantor with respect to the Notes until such Wholly-Owned Domestic Subsidiary’s Subsidiary Guarantee with respect to the Notes is released in accordance with the Indenture.

Reports

Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, Dynegy will furnish to the trustee, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1)  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Dynegy were required to file such reports; and

(2)  all current reports that would be required to be filed with the SEC on Form 8-K if Dynegy were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on Dynegy’s consolidated financial statements by Dynegy’s independent registered public accounting firm.  In addition, Dynegy will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing).  To the extent such filings are made with the SEC, the reports will be deemed to have been furnished to the trustee and holders of notes.  Dynegy agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings.

If, notwithstanding the foregoing, the SEC will not accept Dynegy’s filings for any reason, Dynegy will (i) post the reports referred to in the preceding paragraph on its website with no password protection within the time periods that would apply if Dynegy were required to file those reports with the SEC, (ii) not later than ten business days after the time Dynegy posts its quarterly and annual reports on its website, hold a quarterly conference call to discuss the information contained in such reports and (iii) no fewer than two business days prior to the date of the conference call required to be held in accordance with clause (ii) above, issue a press release to appropriate U.S. wire services announcing the time and date of such conference call and either including all information necessary to access the call or directing the holders or beneficial owners of, and prospective investors in, the notes and securities analysts and market makers to contact an individual at Dynegy (for whom contact information shall be provided in such press release) to obtain the information on how to access such conference call.

In addition, Dynegy agrees that, for so long as any Notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default” with respect to the Notes:

(1)  default for 30 days in the payment when due of interest on the Notes;

(2)  default in payment when due of the principal of, or premium, if any, on the Notes;

(3)  failure by Dynegy or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days after written notice by the trustee or holders of at least 25% in principal amount of the Notes;

(4)  default under any document evidencing any indebtedness for borrowed money by Dynegy or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:

(a)  is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or

(b)  results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured),

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $100.0 million or more; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion);

(5) except as permitted by the Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a

Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; and

(6) (a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against Dynegy, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of Dynegy, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of Dynegy, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) Dynegy, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors.

In the case of an Event of Default pursuant to clause (6) of the previous paragraph, the Notes that are outstanding will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of such Notes that are outstanding may declare all the Notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in principal amount of the Notes that are then outstanding may direct the trustee in its exercise of any trust or power.  The trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

In case an Event of Default occurs and is continuing under the Indenture, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of the Notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture unless:

(1)  such holder has previously given the trustee notice that an Event of Default is continuing;

(2)  holders of at least 25% in aggregate principal amount of the Notes that are then outstanding have requested the trustee to pursue the remedy;

(3)  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)  the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)  holders of a majority in aggregate principal amount of the Notes that are then outstanding have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may, on behalf of the holders of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, such Notes.

Dynegy is required to deliver to the trustee annually a statement regarding compliance with the Indenture.  Upon becoming aware of any Default or Event of Default, Dynegy is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Dynegy or any Subsidiary Guarantor, as such, will have any liability for any obligations of Dynegy or the Subsidiary Guarantors under the Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Dynegy may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes that are outstanding and all obligations of the Subsidiary Guarantors of such Notes discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1)  the rights of holders of the Notes that are then outstanding to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to below;

(2)  Dynegy’s obligations with respect to the Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)  the rights, powers, trusts, duties and immunities of the trustee for the Notes, and Dynegy’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4)  the Legal Defeasance provisions of the Indenture governing such Notes.

In addition, Dynegy may, at its option and at any time, elect to have the obligations of Dynegy and the Subsidiary Guarantors released with respect to certain covenants (including Dynegy’s obligation to make Change of Control Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes.  In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)  Dynegy must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and Dynegy must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)  in the case of Legal Defeasance, Dynegy has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Dynegy has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)  in the case of Covenant Defeasance, Dynegy has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such

Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)  no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Dynegy or any of its Subsidiaries is a party or by which Dynegy or any of its Subsidiaries is bound;

(6)  Dynegy must deliver to the trustee an Officer’s Certificate stating that the deposit was not made by Dynegy with the intent of preferring the holders of the Notes over the other creditors of Dynegy with the intent of defeating, hindering, delaying or defrauding creditors of Dynegy or others; and

(7)  Dynegy must deliver to the trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of a majority in principal amount of Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the Notes that are then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Without the consent of each holder of notes affected, an amendment or waiver may not (with respect to any such Notes held by a non-consenting holder):

(1) reduce the principal amount of such Notes whose holders must consent to an amendment, supplement or waiver;

(2)  reduce the principal of or change the fixed maturity of any such Note or alter the provisions with respect to the redemption of such Notes (other than provisions relating to the covenant described above under the caption “—Change of Control” and provisions relating to the number of days of notice to be given in the event of a redemption);

(3)  reduce the rate of or change the time for payment of interest on any such Note;

(4)  waive a Default or Event of Default in the payment of principal of, or interest or premium on such Notes (except a rescission of acceleration of such Notes by the holders of a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

(5)  make any such note payable in currency other than that stated in such Notes;

(6)  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of such Notes to receive payments of principal of, or interest or premium on such Notes;

(7)  waive a redemption payment with respect to any such Note (other than a payment required by the covenant described above under the caption “—Change of Control”); or

(8)  make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of Notes, Dynegy, the Subsidiary Guarantors and the trustee may amend or supplement the Indenture, the Notes and the Subsidiary Guarantees:

(1)  to cure any ambiguity, defect or inconsistency;

(2)  to provide for uncertificated notes in addition to or in place of certificated notes;

(3)  to provide for the assumption of Dynegy’s or a Subsidiary Guarantor’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Dynegy’s or such Subsidiary Guarantor’s assets;

(4)  to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under any indenture of any such holder;

(5)  to comply with requirements of the SEC in order to effect or maintain the qualification of any Indenture under the Trust Indenture Act;

(6) to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” section of the confidential offering memorandum of Dynegy, dated May 15, 2013, relating to the initial offering of the Old Notes to the extent that such provision in that “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees;

(7)  to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof;

(8)  to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture; or

(9)  to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)  either:

(a)  all such Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Dynegy, have been delivered to the trustee for such Notes for cancellation; or

(b)  all such Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Dynegy or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)  no Default or Event of Default under the Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Dynegy or any Subsidiary Guarantor is a party or by which Dynegy or any Subsidiary Guarantor is bound;

(3)  Dynegy or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) Dynegy has delivered irrevocable written instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, Dynegy must deliver an Officer’s Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Dynegy or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in principal amount of the Notes that are outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions.  The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

“AER” shall mean Ameren Energy Resources Company, LLC, an Illinois limited liability company (or, following a pre-closing reorganization completed by Ameren Corporation, a successor thereto).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Law” shall mean, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)  1.0% of the principal amount of such Note; or

(2)  the excess of:

(A)  the present value at such redemption date of (i) the redemption price of such Note at June 1, 2018 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through June 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(B) the principal amount of the Note.

“Authorized Officer” shall mean, with respect to (i) delivering an Officer’s Certificates pursuant to the Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer or any other person of Dynegy having substantially the same responsibilities as the aforementioned officers, and (ii) any other matter in connection with the Indenture, the chief executive officer, chief financial officer, treasurer, the assistant treasurer, general counsel or a responsible financial or accounting officer of Dynegy.

“Bankruptcy Law” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal or state or other law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)  with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)  with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dynegy and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of Dynegy or any of its Subsidiaries, any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan and one or more Permitted Holders);

(2)  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than one or more Permitted Holders or a corporation owned directly or indirectly by the stockholders of Dynegy in substantially the same proportion as their ownership of stock of Dynegy prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Dynegy, measured by voting power rather than number of shares; or

(3)  the first day on which a majority of the members of the Board of Directors of Dynegy are not Continuing Directors.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Dynegy who:

(1)  was a member of such Board of Directors on the Issue Date; or

(2)  was nominated for election or elected to such Board of Directors with the approval of (x) one or more Permitted Holders or (y) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means the Credit Agreement dated as of April 23, 2013, among Dynegy, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“Domestic Subsidiary” means any Subsidiary of Dynegy that was incorporated or organized in the United States or any state thereof or the District of Columbia.

“Environmental CapEx Debt” shall mean indebtedness of Dynegy or its Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” shall mean capital expenditures deemed necessary by Dynegy or its Subsidiaries to comply with Environmental Laws.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including without limitation any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety (as such relates to exposure to Hazardous Materials) or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of (1) Capital Stock of Dynegy (other than Disqualified Stock and other than to a Subsidiary of Dynegy) or (2) Capital Stock of a direct or indirect parent entity of Dynegy (other than to Dynegy or a Subsidiary of Dynegy) to the extent that the net cash proceeds therefrom are contributed to the common equity capital of Dynegy.

“Exchange Notes” means the exchange notes to be issued pursuant to the Registration Rights Agreement.

“Foreign Subsidiary” of any Person shall mean any Subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Governmental Authority” shall mean any nation or government, or any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including Electric Reliability Council of Texas.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Issue Date” means May 20, 2013.

“Necessary Capital Expenditures” shall mean capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons or to prevent catastrophic failure of a unit.  The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Officer’s Certificate” means a certificate signed on behalf of Dynegy by an Authorized Officer of Dynegy that meets the requirements set forth in the Indenture.

“Permitted Holders” means Franklin Advisers, Inc. and one or more of its Affiliates.

“Permitted Liens” means:

(1)  liens securing indebtedness in an aggregate principal amount not to exceed the greater of (a) $1.7 billion and (b) 30.0% of Total Assets (determined at the time of incurrence of such indebtedness and without giving effect to subsequent changes);

(2)  liens in favor of Dynegy or any of the Subsidiary Guarantors;

(3)  liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

(4)  liens on property (including Capital Stock) existing at the time of acquisition of the property by Dynegy or any Subsidiary of Dynegy; provided that such liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition;

(5)  liens to secure indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such indebtedness; and

(6)  liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned by Dynegy or any of its Subsidiaries, in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Total Assets, other than any such facility that Dynegy reasonably determines is not material to the business of Dynegy and its Subsidiaries taken as a whole.

“Qualifying Equity Interests” means Equity Interests of Dynegy other than Disqualified Stock.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 20, 2013, among Dynegy, the guarantors party thereto and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of certain initial purchasers.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee by each Subsidiary Guarantor of Dynegy’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Subsidiary Guarantor” means any of Dynegy’s current and future Wholly-Owned Domestic Subsidiaries that guarantees the Notes pursuant to the provisions of the Indenture, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Total Assets” means, as of any date of determination, the total consolidated assets of Dynegy and its Subsidiaries, determined in accordance with GAAP, as shown on the most recent publicly available balance sheet of Dynegy, and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2018; provided, however, that if the period from the redemption date to June 1, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of Dynegy with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than Dynegy and its Subsidiaries under applicable law).

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Old Notes for Exchange Notes in the exchange offer will not result in a taxable event for U.S. federal income tax purposes.  Accordingly, you will not recognize any income, gain or loss as a result of exchanging your Old Notes for Exchange Notes in the exchange offer.  Your holding period for an Exchange Note will include the holding period of the Old Note exchanged therefor, and your tax basis in the Exchange Note will be the same as your tax basis in the Old Note immediately before the exchange.

Persons considering the exchange of Old Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities.  The Issuers have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement (as defined in the Registration Statement) is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                           , 20      , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The Issuers will not receive any proceeds from any sale of Exchange Notes by brokers-dealers.  Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes.  Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Act and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, the Issuers will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Issuers have agreed to pay all expenses incident to the exchange offer (including the reasonable and documented expenses of one counsel for the holder of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

LEGAL MATTERS

The validity of the Exchange Notes and the related guarantees was passed upon for us by White & Case LLP, New York, New York, as to New York law.  The validity of the Exchange Notes and the related guarantees was passed upon for us by Locke Lord, LLP, Houston, TX, as to certain matters of Texas law, and Locke Lord, LLP, Chicago, IL, as to certain matters of Illinois law.  The validity of the Exchange Notes and the related guarantees was passed upon for us by Richards, Layton & Finger, P.A., Wilmington, DE, as to certain matters of Delaware law.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The audited historical financial statements of AER included in “Annex A: Financial Statements Related to AER” of Dynegy Inc.’s registration statement on Form S-3ASR dated October 2, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We and the Subsidiary Guarantors have filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to the Exchange Notes.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto.  For further information about us and the Exchange Notes, reference is made to the registration statement and the exhibits and any schedules filed therewith and the documents incorporated by reference herein.  Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC.  You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, the exhibits and schedules filed with it, and the information incorporated by reference herein, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.  The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is www.sec.gov.

If for any reason we are not required to comply with the rules and regulations of the SEC we are still required under the Indenture to furnish the holders of the Notes with the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act to the extent provided in the Indenture.  See “Description of the Exchange Notes—Certain Covenants—Reports.”  In addition, we have agreed that, for so long as any Notes remain outstanding, we will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

PRESENTATION OF FINANCIAL INFORMATION

Each Subsidiary Guarantor is exempt from Exchange Act reporting pursuant to Rule 12h-5 under the Exchange Act, as Dynegy has no independent assets or operations, the guarantees of the Subsidiary Guarantors are joint and several, and any subsidiaries of Dynegy other than the Subsidiary Guarantors are, individually and in the aggregate, minor.  Additionally, the guarantees are full and unconditional, subject to certain customary automatic release provisions contained in the Indenture.

Offer to Exchange
$500,000,000

5.875% Senior Notes due 2023

Dynegy Inc.

PROSPECTUS

, 20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

The Delaware Corporations

Delaware General Corporation Law.  Section 145 (“Section 145”) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.  Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred under Section 145(c).

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

Dynegy Inc.

Certificate of Incorporation and Bylaws.  Article 6.1 of Dynegy’s third amended and restated certificate of incorporation provides that a director of Dynegy shall not be personally liable to Dynegy or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law.  Article 6.2 of Dynegy’s third amended and restated certificate of incorporation and Article VIII of Dynegy’s fourth amended and restated bylaws provide for indemnification of the officers and directors of Dynegy to the fullest extent permitted by the DGCL.  Article 6.3 of Dynegy’s third amended and restated certificate provides that any indemnification will be made in a specific case only as authorized by Dynegy’s Board, a committee of the Board, independent legal counsel or the stockholders, upon a determination that indemnification is proper in the circumstances because the indemnitee met the applicable standard of conduct set forth in the third amended and restated certificate of incorporation. However, if a current or former director or officer has been successful in the defense of any covered action or proceeding, such person will be indemnified against expenses actually and reasonably incurred.

Dynegy has obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.  Neither the Certificates of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

Black Mountain Cogen, Inc.

Certificate of Incorporation.  Article 9 of the certificate of incorporation provides that directors, officers, employees and agents of Black Mountain Cogen, Inc. may be indemnified by the corporation to such extent as is permitted by Delaware law, and a director of Black Mountain Cogen, Inc. shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DCGL.

Dynegy Administrative Services Company and Dynegy Global Liquids, Inc.

Certificates of Incorporation.  Article 10 of the certificates of incorporation of the above listed corporations provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Dynegy Power Generation Inc.

Certificate of Formation.  Section 8.1 of the certificate of incorporation provides that a director of Dynegy Power Generation Inc. shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law.  Section 8.2 provides that any person serving as director, officer, employee or agent shall be indemnified and held harmless by Dynegy Power Generation Inc. to the fullest extent authorized by the applicable law against all expense, liability and loss reasonably incurred or suffered in an action, suit or proceeding where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent of Dynegy Power Generation Inc.  Except for proceedings to enforce the right of indemnification, Dynegy Power Generation Inc. will indemnify the covered person only if such proceeding was authorized by its board of directors.  The right to indemnification is a contract right and includes the right to be paid by the corporation in advance of the final disposition of any indemnifiable claim.

Sithe Energies, Inc.

Certificate of Incorporation.  Article 8 of the restated certificate of incorporation provides that each director or officer of Sithe Energies, Inc. shall be indemnified by the corporation to the fullest extent permitted by the DGCL or any other applicable laws.  The right to indemnification includes the right to be paid by Sithe Energies, Inc. the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.  Article 9 of the restated certificate of incorporation provides that no director of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Sithe Energies, Inc. to the fullest extent permitted by the DGCL or any other applicable laws.

The Delaware Limited Liability Companies

Delaware Limited Liability Company Act.  Section 18-303(a) of the Delaware Limited Liability Company Act (“DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company.  Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Blue Ridge Generation LLC and Havana Dock Enterprises, LLC

Operating Agreements.  Section 2.14 of the limited liability company agreements of the limited liability companies above provides that no member shall be personally liable to the company or any other member on account of such member’s status as member or in connection with the conduct of the business of the company, except for (i) any act or omission of such member that involves actual fraud or willful misconduct or (ii) any transaction from which such member derived improper personal benefit.  Section 2.14 also provides that the limited liability company shall indemnify and hold harmless each member, the affiliates of any member and the officers, employees or agents of the limited liability company against any and all losses, claims, damages, expenses and liabilities that such indemnified person may become subject to or liable by reason of the formation, operation or termination of the limited liability company, except for (i) any act or omission that involves actual fraud or willful misconduct or (ii) any transaction from which such person derived improper personal benefit.  The limited liability company will advance costs and expenses subject to indemnification pursuant to Section 2.14 provided that the limited liability company has a written undertaking to reimburse the company for all amounts advanced in the event that it is ultimately determined that such indemnified person is not entitled to indemnification.  The indemnities provided under Section 2.14 survive the termination of the limited liability company and the limited liability company agreements, and each indemnified person shall have a claim against the related limited liability company for payment of any indemnity amounts due thereunder, which amounts will be paid or properly reserved for prior to the limited liability companies making distributions to its members.

Casco Bay Energy Company, LLC; Dynegy Morro Bay, LLC; Dynegy Moss Landing, LLC; Dynegy Oakland, LLC; and Dynegy South Bay, LLC

Operating Agreements.  Section 12 of the amended and restated limited liability company operating agreements of the limited liability companies above provides that none of the members, officers, directors, stockholders, partners, employees, affiliates, representatives and agents of the limited liability company shall be liable for any act or omission taken or omitted in the reasonable belief that it is in or not contrary to the best interests of the limited liability company, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.  Section 13 of the amended and restated limited liability company operating agreements provides that the limited liability company will indemnify covered persons to the fullest extent permitted by law from any losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising out of the management of the limited liability company affairs except for (i) losses arising from fraud, willful misconduct, bad faith or gross negligence or (ii) any claim (A) brought to enforce a covered person’s rights to indemnification or (B) authorized or consented to by the member. The limited liability company will advance costs and expenses upon receipt of an undertaking to repay such amount if it is ultimately determined the person is not entitled to indemnification.

Dynegy Coal Holdco, LLC and Dynegy Gas Investments, LLC

Operating Agreements.  The third amended and restated limited liability company operating agreements of the limited liability companies above provide in Article XVIII that, to the fullest extent permitted by law, neither the sole member nor any officer of the limited liability companies above shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XVIII further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of the applicable limited liability company, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The third amended and restated limited liability company operating agreements provide that any indemnity owed under Article XVIII by the applicable limited liability company shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  The limited liability companies will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that the applicable limited liability company has received a written undertaking to repay such amounts to the limited liability company if it is ultimately determined the person is not entitled to indemnification.  Article XVIII survives the termination of the third amended and restated limited liability company operating agreements.

Pursuant to Article XVIII, members and officers shall be fully protected in relying in good faith upon the records of the limited liability company and upon such information, opinions, reports or statements presented to the limited liability company by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the limited liability company.

Dynegy Coal Investments Holdings, LLC and Dynegy Gas Investments Holdings, LLC

Operating Agreements.  The amended and restated limited liability company operating agreements of the limited liability companies above provide in Article XVIII that, to the fullest extent permitted by law, neither the sole member nor any officer of the limited liability companies above shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XVIII further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of the applicable limited liability company, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The amended and restated limited liability company operating agreements provide that any indemnity owed under Article XVIII by the applicable limited liability company shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  The limited liability companies will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that the applicable limited liability company has received a written undertaking to repay such amounts to the limited liability company if it is ultimately determined the person is not entitled to indemnification.  Article XVIII survives the termination of the amended and restated limited liability company operating agreements.

Pursuant to Article XVIII, members and officers shall be fully protected in relying in good faith upon the records of the limited liability company and upon such information, opinions, reports or statements presented to the limited liability company by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the limited liability company.

Dynegy Energy Services, LLC

Operating Agreement.  The limited liability company operating agreement provides in Article XVI that, to the fullest extent permitted by law, neither the sole member nor any officer of Dynegy Energy Services, LLC shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XVI further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of Dynegy Energy Services, LLC, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The limited liability company operating agreement provides that any indemnity owed under Article XVI by Dynegy Energy Services, LLC shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  Dynegy Energy Services, LLC will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that Dynegy Energy Services, LLC has received a written undertaking to repay such amounts to Dynegy Energy Services, LLC if it is ultimately determined the person is not entitled to indemnification.  Article XVI survives the termination of the limited liability company operating agreement.

Pursuant to Article XVI, members and officers shall be fully protected in relying in good faith upon the records of Dynegy Energy Services, LLC and upon such information, opinions, reports or statements presented to Dynegy Energy Services, LLC by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Dynegy Energy Services, LLC.

Dynegy Equipment, LLC

Operating Agreement.  The second amended and restated limited liability company operating agreement provides in Article XIX that, to the fullest extent permitted by law, neither the sole member nor any officer of Dynegy Equipment, LLC shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XIX further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of Dynegy Equipment, LLC, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The second amended and restated limited liability company operating agreement provides that any indemnity owed under Article XIX by Dynegy Equipment, LLC shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  Dynegy Equipment, LLC will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that Dynegy Equipment, LLC has received a written undertaking to repay such amounts to Dynegy Equipment, LLC if it is ultimately determined the person is not entitled to indemnification.  Article XIX survives the termination of the second amended and restated limited liability company operating agreement.

Pursuant to Article XIX, members and officers shall be fully protected in relying in good faith upon the records of Dynegy Equipment, LLC and upon such information, opinions, reports or statements presented to Dynegy Equipment, LLC by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Dynegy Equipment, LLC.

Dynegy GasCo Holdings, LLC

Operating Agreement.  The limited liability company operating agreement provides in Article XVIII that, to the fullest extent permitted by law, neither the sole member nor any officer of Dynegy GasCo Holdings, LLC shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XVIII further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of Dynegy GasCo Holdings, LLC, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The limited liability company operating agreement provides that any indemnity owed under Article XVIII by Dynegy GasCo Holdings, LLC shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  Dynegy GasCo Holdings, LLC will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that Dynegy GasCo Holdings, LLC has received a written undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification.  Article XVIII survives the termination of the limited liability company operating agreement.

Pursuant to Article XVIII, members and officers shall be fully protected in relying in good faith upon the records of Dynegy GasCo Holdings, LLC and upon such information, opinions, reports or statements presented to Dynegy GasCo Holdings, LLC by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Dynegy GasCo Holdings, LLC.

Dynegy Gas Holdco, LLC

Operating Agreement.  The second amended and restated limited liability company operating agreement provides in Article XVIII that, to the fullest extent permitted by law, neither the sole member nor any officer of Dynegy Gas Holdco, LLC shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XVIII further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of Dynegy Gas Holdco, LLC, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The second amended and restated limited liability company operating agreement provides that any indemnity owed under Article XVIII by Dynegy Gas Holdco, LLC shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  Dynegy Gas Holdco, LLC will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that Dynegy Gas Holdco, LLC has received a written undertaking to repay such amounts to Dynegy Gas Holdco, LLC if it is ultimately determined the person is not entitled to indemnification.  Article XVIII survives the termination of the second amended and restated limited liability company operating agreement.

Pursuant to Article XVIII, members and officers shall be fully protected in relying in good faith upon the records of Dynegy Gas Holdco, LLC and upon such information, opinions, reports or statements presented to Dynegy Gas Holdco, LLC by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Dynegy Gas Holdco, LLC.

Dynegy Gas Imports, LLC and Ontelaunee Power Operating Company, LLC

Operating Agreements.  The amended and restated limited liability company operating agreements of the limited liability companies above provide in Article XIX that, to the fullest extent permitted by law, neither the sole member nor any officer of the limited liability companies above shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XIX further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of the applicable limited liability company, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The fifth amended and restated limited liability company operating agreements provide that any indemnity owed under Article XIX by the applicable limited liability company shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  The limited liability companies will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that the applicable limited liability company has received a written undertaking to repay such amounts to the limited liability company if it is ultimately determined the person is not entitled to indemnification.  Article XIX survives the termination of the amended and restated limited liability company operating agreements.

Pursuant to Article XIX, members and officers shall be fully protected in relying in good faith upon the records of the limited liability company and upon such information, opinions, reports or statements presented to the limited liability company by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the limited liability company.

Dynegy Kendall Energy, LLC

Operating Agreement.  The fourth amended and restated limited liability company operating agreement provides in Article XIX that, to the fullest extent permitted by law, neither the sole member nor any officer of Dynegy Kendall Energy, LLC shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XIX further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of Dynegy Kendall Energy, LLC, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The fourth amended and restated limited liability company operating agreement provides that any indemnity owed under Article XIX by Dynegy Kendall Energy, LLC shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  Dynegy Kendall Energy, LLC will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that Dynegy Kendall Energy, LLC has received a written undertaking to repay such amounts to Dynegy Kendall Energy, LLC if it is ultimately determined the person is not entitled to indemnification.  Article XIX survives the termination of the fourth amended and restated limited liability company operating agreement.

Pursuant to Article XIX, members and officers shall be fully protected in relying in good faith upon the records of Dynegy Kendall Energy, LLC and upon such information, opinions, reports or statements presented to Dynegy Kendall Energy, LLC by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Dynegy Kendall Energy, LLC.

Dynegy Marketing and Trade, LLC

Operating Agreement.  The fourth amended and restated limited liability company operating agreement provides in Article XX that, to the fullest extent permitted by law, neither the sole member nor any officer of Dynegy Marketing and Trade, LLC shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XX further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of Dynegy Marketing and Trade, LLC, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The fourth amended and restated limited liability company operating agreement provides that any indemnity owed under Article XX by Dynegy Marketing and Trade, LLC shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  Dynegy Marketing and Trade, LLC will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that Dynegy Marketing and Trade, LLC has received a written undertaking to repay such amounts to Dynegy Marketing and Trade, LLC if it is ultimately determined the person is not entitled to indemnification.  Article XX survives the termination of the fourth amended and restated limited liability company operating agreement.

Pursuant to Article XX, members and officers shall be fully protected in relying in good faith upon the records of Dynegy Marketing and Trade, LLC and upon such information, opinions, reports or statements presented to Dynegy Marketing and Trade, LLC by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Dynegy Marketing and Trade, LLC.

Dynegy Midwest Generation, LLC and Dynegy Power, LLC

Operating Agreements.  The fifth amended and restated limited liability company operating agreements of the limited liability companies above provide in Article XVIII that, to the fullest extent permitted by law, neither the sole member nor any officer of the limited liability companies above shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XVIII further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of the applicable limited liability company, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The fifth amended and restated limited liability company operating agreements provide that any indemnity owed under Article XVIII by the applicable limited liability company shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  The limited liability companies will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that the applicable limited liability company has received a written undertaking to repay such amounts to the limited liability company if it is ultimately determined the person is not entitled to indemnification.  Article XVIII survives the termination of the amended and restated limited liability company operating agreements.

Pursuant to Article XVIII, members and officers shall be fully protected in relying in good faith upon the records of the limited liability company and upon such information, opinions, reports or statements presented to the limited liability company by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the limited liability company.

Dynegy Coal Trading & Transportation, L.L.C.

Operating Agreement.  Section 7.1 of Dynegy Coal Trading & Transportation, L.L.C.’s second amended and restated limited liability company operating agreement provides for indemnification of any person made a party or threatened to be made a party to a proceeding by reason of the fact that he or she is or was a member of the limited liability company or while a member is or was serving at the request of the limited liability company as a member, director, officer, partner or similar functionary, to the fullest extent permitted under the DLLCA.  The second amended and restated limited liability company operating agreement expressly notes that the indemnification provided under Article VII could involve indemnification for negligence or under theories of strict liability.  Section 7.2 of the second amended and restated limited liability company operating agreement provides that Dynegy Coal Trading & Transportation, L.L.C. may indemnify and advance expenses to those persons who are not or were not a member including those serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary to the same extent that Dynegy Coal Trading & Transportation, L.L.C. may indemnify and advance expenses to a member under Section 7.1.  Section 7.3 provides that payment of such expenses incurred in advance of final disposition of a proceeding shall be made only (i) upon delivery to Dynegy Coal Trading & Transportation, L.L.C. a written affirmation of good faith belief that the standard of conduct necessary for indemnification is met and a written undertaking to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified and (ii) the sole member approves such advance or advances in writing.  The sole member may withhold approval under Section 7.3 of the second amended and restated limited liability operating agreement for any reason whatsoever.  Dynegy Coal Trading & Transportation, L.L.C. may pay or reimburse expenses incurred in connection with an indemnified person’s appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding pursuant to Section 7.4.  Section 7.7 requires that any indemnification or advance of expenses shall be reported in writing to the sole member as soon as practicable, and, in any case, within the 12-month period immediately following the date the indemnification or advance was made.

Sithe/Independence LLC

Limited Liability Company Agreement.  Section 12 of the limited liability company agreement provides that Sithe/Independence LLC shall indemnify and hold harmless any shareholder, member, director, officer, employee or agent of the member or company to the fullest extent permitted by law from any and all claims, demands, actions, suits or proceedings relating to the performance or nonperformance of any act on behalf of Sithe/Independence LLC, but only to the extent (i) the person acted in good faith and (ii) the person’s conduct did not constitute willful misconduct or gross negligence.  Any indemnification provided pursuant to Section 12 of the limited liability company agreement shall be satisfied solely out of the assets of Sithe/Independence LLC and the sole member shall not be personally liable under such indemnification provisions.  Sithe/Independence LLC may advance expenses incurred by a person in connection with defending any claim or action under Section 12, by action of the sole member, upon receipt of a written commitment to repay the advanced amounts if it is determined that such person is not entitled to indemnification.

The Delaware Limited Partnership

Delaware Revised Uniform Limited Partnership Act.  Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Section 17-303 provides that a limited partner is not liable for the obligations of a limited partnership unless he or she is also a general partner or, in addition to the exercise of the rights and powers of a limited partner, he or she participates in the control of the business. However, if the limited partner does participate in the control of the business, he or she is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner’s conduct, that the limited partner is a general partner.

Sithe/Independence Power Partners, L.P.

Operating Agreement.  Section 22.1 of the third amended and restated agreement of limited partnership provides that neither the general partner of Sithe/Independence Power Partners, L.P. nor its affiliates and their respective officers, directors, employees and agents shall be liable for losses sustained or liabilities incurred as a result of any act or omission acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of Sithe/Independence Power Partners, L.P.  Section 22.2 provides that the general partner shall not be responsible for any act or omission on the part of any agent appointed by the general partner in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Sithe/Independence Power Partners, L.P.  Section 23.1 provides that, to the fullest extent permitted by law, Sithe/Independence Power Partners, L.P. shall indemnify, hold harmless and pay in full all judgments and claims against or liabilities of the general partner incurred by reason of any act performed by or in connection with the business of the partnership.  Section 23.2 provides that in the event of any action by a limited partner or partners against any general partner, including a partnership derivative suit, Sithe/Independence Power Partners, L.P. shall indemnify, hold harmless and pay in full all expenses of such general partner, if (i) such general partner is successful in the defense of such action,  (ii) in the opinion of the partnership’s counsel, the matter has been settled by controlling precedent, or (iii) if the matter has not been settled by controlling precedent, the issue will be submitted to a court of competent jurisdiction as to whether such indemnification by Sithe/Independence Power Partners, L.P. is against public policy, and all parties will be governed by the final adjudication of such court of such issue.  Pursuant to Section 23.3 of the third amended and restated agreement of limited partnership, a general partner will not be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

The Illinois Corporation

Illinois Business Corporation Act.  Under Section 8.75 of the Illinois Business Corporation Act of 1983, (“ILBCA”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation under Section 8.75(c).  Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Illinova Corporation

Bylaws and Certificate of Incorporation.  Section 8.15 of the amended and restated bylaws provides that Illinova Corporation shall, to the fullest extent to which it is empowered to do so by the ILBCA or any other applicable laws, indemnify any person who was or is a party or threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, trustee or fiduciary of Illinova Corporation, or of a corporation-sponsored or corporation-administered trust or benefit plan, or is or was serving at the request of the board of directors of Illinova Corporation as a director, officer, employee, trustee or fiduciary of another corporation, partnership, joint venture, trust, benefit plan or other enterprise, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.  Article 5 of the articles of incorporation provides that a director of Illinova Corporation shall not be personally liable to Illinova Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Illinova Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under the ILBCA, or (iv) for any transaction from which the director derived an improper personal benefit.  Pursuant to Article 5 of the articles of incorporation, Illinova Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than the indemnification provided thereunder.

The Texas Corporation

Texas Business Organizations Code.  Section 8.101 of the Texas Business Organizations Code (“TBOC”) provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding for reasonable expenses to the extent that it is determined that the person: (A) conducted himself or herself in good faith; (B) reasonably believed (i) in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  A person may be indemnified under Section 8.102 of the TBOC against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys’ fees), but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct, breach of the duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed to the corporation. A corporation is obligated under Section 8.051 of the TBOC to indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding and if a court determines that a governing person, former governing person, or delegate is entitled to indemnification.  Under Section 8.104 of the TBOC, a corporation may pay or reimburse reasonable expenses incurred by a present governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding after the corporation receives (1) a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under Chapter 8 of the TBOC, and (2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Section 8.102.  Section 8.105 provides that a corporation shall indemnify an officer to the same extent that indemnification is required for a governing person.

Dynegy Operating Company

Bylaws.  Section 8.15 of the amended and restated bylaws provides that Dynegy Operating Company shall, to the fullest extent to which it is empowered to do so by the TBOC or any other applicable laws, indemnify any person who was or is a party or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, trustee or fiduciary of Dynegy Operating Company, or of a corporation-sponsored or corporation-administered trust or benefit plan, or is or was serving at the request of the board of directors of Dynegy Operating Company as a director, officer, employee, trustee or fiduciary of another corporation, partnership, joint venture, trust, benefit plan or other enterprise, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

The Texas Limited Liability Company

Texas Business Organizations Code.  Section 101.114 of the TBOC provides that a member or manager shall not liable for a debt, obligation, or liability of a limited liability company, including a debt, obligation, or liability under a judgment, decree, or order of a court, unless the company agreement specifically provides otherwise.  Section 101.402 of the TBOC permits a limited liability company to indemnify its members, managers and officers and assignees of membership interests in the company, to advance or reimburse expenses incurred by such persons and purchase, procure or establish and maintain insurance or another arrangement to indemnify or hold harmless such persons.

Dynegy Power Marketing, LLC

Operating Agreement.  The third amended and restated limited liability company operating agreement provides in Article XIX that, to the fullest extent permitted by law, neither the sole member nor any officer of Dynegy Power Marketing, LLC shall be personally liable for any loss, damage or claim incurred by reason of any act or omission performed in good faith, except for any such loss, damage or claim incurred by reason of gross negligence or willful misconduct.  Article XIX further provides that, to the fullest extent permitted by applicable law, covered persons are entitled to indemnification for any loss, damage or claim incurred in good faith on behalf of Dynegy Power Marketing, LLC, except in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.  The third amended and restated limited liability company operating agreement provides that any indemnity owed under Article XIX by Dynegy Power Marketing, LLC shall be provided out of and to the extent of limited liability company assets only, and the sole member shall have no personal liability on account thereof.  Dynegy Power Marketing, LLC will advance indemnifiable expenses, to the fullest extent permitted by applicable law, provided that Dynegy Power Marketing, LLC has received a written undertaking to repay such amounts to Dynegy Power Marketing, LLC if it is ultimately determined the person is not entitled to indemnification.  Article XIX survives the termination of the third amended and restated limited liability company operating agreement.

Pursuant to Article XIX, members and officers shall be fully protected in relying in good faith upon the records of Dynegy Power Marketing, LLC and upon such information, opinions, reports or statements presented to Dynegy Power Marketing, LLC by any person as to matters reasonably believed to be within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Dynegy Power Marketing, LLC.

Item 21.  Exhibits and Financial Statement Schedules.

Exhibits

Exhibit No.	Description
2.1

Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc., as filed July 12, 2012 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings, LLC, filed on July 13, 2012).

2.2	Joint Disclosure Statement, as filed July 12, 2012 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings, LLC, filed on July 13, 2012).
2.3	Chapter 11 Joint Plan of Liquidation, filed December 14, 2012 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on December 17, 2012).
2.4	Disclosure Statement, filed December 14, 2012. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Dynegy Inc. filed on December 17, 2012).
3.1	Third Amended and Restated Certificate of Incorporation of Dynegy Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Dynegy Inc. filed on October 4, 2012).
3.2	Fourth Amended and Restated Bylaws of Dynegy Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Dynegy Inc. filed on October 4, 2012).
3.3	Form of Certificate of Formation for Blue Ridge Generation LLC, Dynegy Coal Trading & Transportation, L.L.C., Dynegy Equipment, LLC, Dynegy Kendall Energy, LLC and Havana Dock Enterprises, LLC.*
3.4	Certificate of Incorporation of Black Mountain Cogen, Inc.*
3.5	Certificate of Formation and Certificate of Restoration of Casco Bay Energy Company, LLC.*
3.6	Certificate of Incorporation of Dynegy Administrative Services Company. *
3.7

Form of Certificate of Formation for Dynegy Coal Holdco, LLC, Dynegy Coal Investments Holdings, LLC, Dynegy Energy Services, LLC, Dynegy GasCo Holdings, LLC, Dynegy Gas Holdco, LLC, Dynegy Gas Investments, LLC, Dynegy Gas Investments Holdings, LLC, Dynegy Midwest Generation, LLC and Dynegy Power, LLC.*

3.8	Form of Certificate of Formation for Dynegy Gas Imports, LLC and Dynegy Marketing and Trade, LLC.*
3.9	Certificate of Incorporation and Certificate of Amendment of Dynegy Global Liquids, Inc.*
3.10	Certificate of Formation and Certificates of Amendment of Dynegy Morro Bay, LLC.*
3.11	Certificate of Formation and Certificates of Amendment of Dynegy Moss Landing, LLC.*
3.12	Certificate of Formation and Certificates of Amendment of Dynegy Oakland, LLC.*
3.13	Articles of Incorporation and Articles of Amendment of Dynegy Operating Company. *
3.14	Certificate of Incorporation of Dynegy Power Generation Inc.*

3.15	Certificate of Formation of Dynegy Power Marketing, LLC.*
3.16	Certificate of Formation and Certificates of Amendment of Dynegy South Bay, LLC.*
3.17	Articles of Incorporation and Articles of Amendment of Illinova Corporation.*
3.18	Certificate of Formation and Certificates of Amendment of Ontelaunee Power Operating Company, LLC.*
3.19	Restated Certificate of Incorporation and Certificates of Amendment of Sithe Energies, Inc.*
3.20	Certificate of Formation and Certificate of Amendment of Sithe/Independence LLC.*
3.21	Restated Certificate of Limited Partnership and Certificate of Amendment of Sithe/Independence Power Partners, L.P.*
3.22	Form of Amended and Restated Bylaws for Black Mountain Cogen, Inc., Dynegy Global Liquids, Inc., Dynegy Power Generation Inc. and Sithe Energies, Inc. *
3.23	Bylaws of Dynegy Administrative Services Company.*
3.24	Limited Liability Company Agreement of Blue Ridge Generation LLC.*
3.25	Limited Liability Company Agreement of Havana Dock Enterprises, LLC, as amended.*
3.26

Form of Amended and Restated Limited Liability Company Operating Agreement for Casco Bay Energy Company, LLC, Dynegy Morro Bay, LLC, Dynegy Moss Landing, LLC, Dynegy Oakland, LLC and Dynegy South Bay, LLC.*

3.27	Form of Third Amended and Restated Limited Liability Company Operating Agreements for Dynegy Coal Holdco, LLC and Dynegy Gas Investments, LLC. *
3.28	Form of Amended and Restated Limited Liability Company Operating Agreements for Dynegy Coal Investments Holdings, LLC and Dynegy Gas Investments Holdings, LLC.*
3.29	Limited Liability Company Operating Agreement of Dynegy Energy Services, LLC (formerly Illinois Power Energy, LLC).*
3.30	Second Amended and Restated Limited Liability Company Operating Agreement of Dynegy Equipment, LLC.*
3.31	Limited Liability Company Operating Agreement of Dynegy GasCo Holdings, LLC.*
3.32	Second Amended and Restated Limited Liability Company Operating Agreement of Dynegy Gas Holdco, LLC.*
3.33	Form of Amended and Restated Limited Liability Company Operating Agreement for Dynegy Gas Imports, LLC and Ontelaunee Power Operating Company, LLC .*
3.34	Fourth Amended and Restated Limited Liability Company Operating Agreement of Dynegy Kendall Energy, LLC.*
3.35	Fourth Amended and Restated Limited Liability Company Operating Agreement of Dynegy Marketing and Trade, LLC.*
3.36	Form of Fifth Amended and Restated Limited Liability Company Operating Agreement for Dynegy Midwest Generation, LLC and Dynegy Power, LLC.*
3.37	Second Amended and Restated Limited Liability Company Operating Agreement of Dynegy Coal Trading & Transportation, L.L.C.*
3.38	Limited Liability Company Agreement of Sithe/Independence LLC.*
3.39	Third Amended and Restated Agreement of Limited Partnership of Sithe/Independence Power Partners, L.P.*
3.40	Amended and Restated Bylaws of Illinova Corporation.*
3.41	Amended and Restated Bylaws of Dynegy Operating Company.*
3.42	Third Amended and Restated Limited Liability Company Operating Agreement of Dynegy Power Marketing, LLC.*
4.1	Warrant Agreement dated October 1, 2012 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Inc. filed on October 4, 2012).****
4.2	Registration Rights Agreement dated October 1, 2012 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on October 4, 2012).
4.3

Indenture, dated May 20, 2013, among Dynegy Inc., the Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on May 21, 2013).

4.4

Registration Rights Agreement, dated May 20, 2013, among Dynegy Inc., the Guarantors (as defined therein), Morgan Stanley and Credit Suisse (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. filed on May 21, 2013).

4.5	Form of 5.875% Senior Notes due 2023 (included in Exhibit 4.3).
5.1	Legal Opinion of White & Case LLP.*
5.2	Legal Opinion of Locke Lord LLP.*
5.3	Legal Opinion of Richards, Layton & Finger, P.A.*
10.1

Dynegy Inc. Executive Severance Pay Plan, as amended and restated effective as of January 1, 2008 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on January 4, 2008).†

10.2

First Amendment to the Dynegy Inc. Executive Severance Pay Plan effective as of January 1, 2010 (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009 of Dynegy Inc.).†

10.3	Second Amendment to the Dynegy Inc. Executive Severance Pay Plan, dated as of September 20, 2010 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2010 of Dynegy Inc.).†
10.4	Third Amendment to the Dynegy Inc. Executive Severance Pay Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on March 22, 2011.).†
10.5

Fourth Amendment to the Dynegy Inc. Executive Severance Pay Plan, dated as of August 8, 2011(incorporated by reference to Exhibit 10. 1 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2011 of Dynegy Inc.).†

10.6	Dynegy Inc. Executive Change in Control Severance Pay Plan effective April 3, 2008 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 8, 2008).†
10.7

First Amendment to the Dynegy Inc. Executive Change In Control Severance Pay Plan, dated as of September 22, 2010 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2010 of Dynegy Inc.).†

10.8

Second Amendment to the Dynegy Inc. Executive Change In Control Severance Pay Plan, dated March 18, 2013 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Dynegy Inc. filed on March 22, 2013). †

10.9	Dynegy Inc. 2009 Phantom Stock Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Dynegy Inc. filed on March 10, 2009).†
10.10

First Amendment to the Dynegy Inc. 2009 Phantom Stock Plan, dated as of July 8, 2011(incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2011 of Dynegy Inc.).†

10.11

Dynegy Inc. Deferred Compensation Plan for Certain Directors, as amended and restated, effective January 1, 2008 (incorporated by reference to Exhibit 10.55 to the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2009, filed on February 26, 2009).†

10.12

Trust under Dynegy Inc. Deferred Compensation Plan for Certain Directors, effective January 1, 2009 (incorporated by reference to Exhibit 10.56 to the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2009, filed on February 26, 2009).†

10.13

Dynegy Inc. Incentive Compensation Plan, as amended and restated effective May 21, 2010 (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2010)†

10.14	Dynegy Inc. 2012 Long Term Incentive Plan dated August 14, 2012 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Dynegy Inc. filed on October 4, 2012).†
10.15

Assignment Agreement by and between Dynegy Inc. and Dynegy Operating Company, dated July 5, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on July 10, 2012).

10.16

Employment Agreement between Dynegy Inc. and Robert Flexon dated June 22, 2011(incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2011 of Dynegy Inc.).†

10.17

Second Amendment to Employment Agreement by and between Dynegy Operating Company and Robert C. Flexon, dated March 18, 2013 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Dynegy Inc. filed on March 22, 2013).†

10.18

Employment Agreement between Dynegy Inc. and Kevin Howell dated June 22, 2011(incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2011 of Dynegy Inc.).†

10.19

Employment Agreement between Dynegy Inc. and Clint C. Freeland dated June 23, 2011(incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2011 of Dynegy Inc.).†

10.20

Second Amendment to Employment Agreement by and between Dynegy Operating Company and Clint C. Freeland, dated March 18, 2013 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Dynegy Inc. filed on March 22, 2013).†

10.21

Employment Agreement between Dynegy Inc. and Carolyn J. Burke dated July 5, 2011(incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2011 of Dynegy Inc.).††

10.22

Second Amendment to Employment Agreement by and between Dynegy Operating Company and Carolyn J. Burke, dated March 18, 2013 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Dynegy Inc. filed on March 22, 2013).†

10.23

Employment Agreement between Dynegy Inc. and Catherine Callaway dated September 16, 2011 (incorporated by reference to Exhibit 10. 2 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2011 of Dynegy Inc.).†

10.24

Second Amendment to Employment Agreement by and between Dynegy Operating Company and Catherine B. Callaway, dated March 18, 2013 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Dynegy Inc. filed on March 22, 2013).†

10.25

Employment Agreement by and among Dynegy Operating Company, Dynegy Inc. and Henry D. Jones (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on February 12, 2013).

10.26	First Amendment to Employment Agreement by and between Dynegy Operating Company and Henry D. Jones, dated

March 18, 2013 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Dynegy Inc. filed on March 22, 2013).†
10.27	Form Award Agreement for 2012 Long Term Incentive Program Award-Cash (CEO) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on January 9, 2012).†
10.28	Form Award Agreement for 2012 Long Term Incentive Program Award-Cash (EVP) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Inc. filed on January 9, 2012).†
10.29	Form of Performance Award Agreement (for Managing Directors and Above) (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Dynegy Inc. filed on March 22, 2013).†
10.30	Form of Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc., filed on November 2, 2012).†
10.31	Form of Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Inc., filed on March 22, 2013).†
10.32	Form of Stock Unit Award Agreement—Officers (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Inc., filed on November 2, 2012).†
10.33	Form of Stock Unit Award Agreement—Officers (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc., filed on March 22, 2013).†
10.34	Form of Stock Unit Award Agreement—Directors (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Dynegy Inc., filed on November 2, 2012).†
10.35

Form of Phantom Stock Unit Award Agreement - MD & Above Version (2012 LTIP Awards) (incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2012 of Dynegy Inc.).†

10.36

Form of Phantom Stock Unit Award Agreement - MD & Above Version (2012 Replacement Shares) (incorporated by reference to Exhibit 10.12 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2012 of Dynegy Inc.).†

10.37	Amended and Restated Settlement Agreement dated May 30, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on May 31, 2012).
10.38	Contribution Agreement dated June 5, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on June 11, 2012).
10.39

Assignment dated July 5, 2012 by and between Dynegy Inc. and Dynegy Operating Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on August 1, 2012).

10.40	First Amendment to the Amended Plan Support Agreement dated July 31, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on July 10, 2012).
10.41

Agreement and Plan of Merger, dated September 28, 2012, by and among Dynegy and DH (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Inc. and DH, filed on October 2, 2012).

10.42

Asset Purchase Agreement dated as of December 10, 2012, among Dynegy Danskammer, L.L.C. and ICS NY Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on December 10, 2012).

10.43

Letter Agreement dated December 10, 2012, among Louis Dreyfus Highbridge Energy LLC and Dynegy Roseton, L.L.C. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc., filed December 10, 2012).

10.44

Agreed upon form Asset Purchase Agreement dated as of December  , 2012, among LDH U.S. Asset Holdings LLC and Dynegy Roseton, L.L.C. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on December 18, 2012).

10.45

Amended Chapter 11 Joint Plan of Liquidation for Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. filed January 21, 2013 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Dynegy Inc. filed on January 22, 2013).

10.46

Amended Disclosure Statement related to the Chapter 11 Joint Plan of Liquidation for Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. filed January 21, 2013 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Dynegy Inc. filed on January 22, 2013).

10.47

Transaction Agreement by and between Ameren Corporation and Illinois Power Holdings, LLC, dated as of March 14, 2013 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on March 15, 2013).

10.48	Limited Guaranty, dated March 14, 2013, in favor of Ameren Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on March 15, 2013).
10.49

Credit Agreement, dated as of April 23, 2013, among Dynegy, Inc., as borrower and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy, Inc. filed on April 24, 2013).

10.50	Guarantee and Collateral Agreement, dated as of April 23, 2013, among Dynegy, Inc., the subsidiaries of the borrower from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy, Inc. filed on April 24, 2013).

10.51

Collateral Trust and Intercreditor Agreement, dated as of April 23, 2013, among Dynegy, Inc., the Subsidiary Guarantors (as defined therein), Credit Suisse AG, Cayman Islands Branch and each person party thereto from time to time (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K of Dynegy, Inc. filed on April 24, 2013).

10.52

Purchase Agreement, dated May 15, 2013, among Dynegy Inc., the Guarantors (as defined therein), Morgan Stanley and Credit Suisse (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on May 21, 2013).

12.1	Computation of Ratio of Earnings to Fixed Charges.*
21.1	Subsidiaries of Dynegy Inc. (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K of Dynegy Inc., filed on March 14, 2013).
23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.*
23.2	Consent of Independent Accountants, PricewaterhouseCoopers LLP.*
23.3	Consent of White & Case LLP (included as part of Exhibit 5.1).*
23.4	Consent of Locke Lord, LLP (included as part of Exhibit 5.2).*
23.5	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.3).*
25.1	Statement of Eligibility of Trustee on Form T-1.*
99.1	Form Letter of Transmittal.*
99.2	Form Letter to Clients from Registered Holders.*
99.3	Instructions to Registered Holders.*

*                             Filed herewith.

***               Certain exhibits, attachments or schedules to the exhibits filed herewith were never prepared or used by the parties in connection with the transactions that are the subject of the filed exhibit and therefore no actual exhibit, attachment or schedule exists.

****        Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted and filed separately with the SEC as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

†                             Management compensatory plan or arrangement.

Item 22.  Undertakings.

The undersigned registrants hereby undertake:

1)                                     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)                                 To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)                                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)                                  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)                                     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)                                     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)                                     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5)                                     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6)                                     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

7)                                     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8)                                     To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9)                                     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY INC.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Pat Wood, III	Chairman	December 9, 2013
Pat Wood, III

/s/ Robert C. Flexon	Director, President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

/s/ Hilary E. Ackermann	Director	December 9, 2013
Hilary E. Ackermann

/s/ Paul M. Barbas	Director	December 9, 2013
Paul M. Barbas

/s/ Richard Lee Kuersteiner	Director	December 9, 2013
Richard Lee Kuersteiner

/s/ Jeffrey S. Stein	Director	December 9, 2013
Jeffrey S. Stein

/s/ John R. Sult	Director	December 9, 2013
John R. Sult

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

BLACK MOUNTAIN COGEN, INC.

DYNEGY ADMINISTRATIVE SERVICES COMPANY

DYNEGY GLOBAL LIQUIDS, INC.

DYNEGY OPERATING COMPANY

DYNEGY POWER GENERATION INC.

ILLINOVA CORPORATION

SITHE ENERGIES, INC.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	Director, President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY POWER MARKETING, LLC

HAVANA DOCK ENTERPRISES, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Midwest Generation, LLC	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

CASCO BAY ENERGY COMPANY, LLC

DYNEGY MORRO BAY, LLC

DYNEGY MOSS LANDING, LLC

DYNEGY OAKLAND, LLC

DYNEGY SOUTH BAY, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Power Generation Inc.	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY EQUIPMENT, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Kendall Energy, LLC	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

BLUE RIDGE GENERATION, LLC

DYNEGY KENDALL ENERGY, LLC

DYNEGY MARKETING AND TRADE, LLC

ONTELAUNEE POWER OPERATING COMPANY, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Power, LLC	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

SITHE/INDEPENDENCE LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Sithe Energies, Inc.	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY COAL HOLDCO, LLC

DYNEGY GAS IMPORTS, LLC

DYNEGY GAS INVESTMENTS, LLC

DYNEGY ENERGY SERVICES, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Inc.	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY GASCO HOLDINGS, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Gas Investments, LLC	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY GAS HOLDCO, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy GasCo Holdings, LLC	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY GAS INVESTMENTS HOLDINGS, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Gas Holdco, LLC	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY POWER, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Gas Investments Holdings, LLC	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY COAL INVESTMENTS HOLDINGS, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Coal Holdco, LLC	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

DYNEGY MIDWEST GENERATION, LLC

DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden

Dynegy Coal Investments Holdings, LLC	Sole Member	December 9, 2013

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 9, 2013.

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

By: Sithe/Independence LLC, its general partner

By: Sithe Energies, Inc., its sole member

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert C. Flexon	Director, President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
Robert C. Flexon

/s/ Clint C. Freeland	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2013
Clint C. Freeland

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 9, 2013
J. Clinton Walden